UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) of the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ALLION HEALTHCARE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY COPIES
, 2008

Dear Stockholder:

On behalf of the Board of Directors and management of Allion Healthcare, Inc., I cordially invite you to the 2008 Annual Meeting of Stockholders to be held on June 24, 2008, at 8:00 a.m., Eastern Daylight Time, at the Hilton Huntington, Executive Room 3, located at 598 Broadhollow Road, Melville, New York 11747.  At the Annual Meeting, you will be asked to:

1. Elect six members to serve on our Board of Directors until the next annual meeting of stockholders and until their successors have been duly elected and qualified;

2.	Approve the issuance of shares of common stock upon conversion of the Company’s currently outstanding Series A-1 Preferred Stock;

3.	Approve and adopt the Second Amended and Restated Certificate of Incorporation of the Company;

4. Approve the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies in support of Proposals 2 or 3; and

5.	Transact such other business as properly comes before the Annual Meeting.

The above matters are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Whether or not you plan to attend, it is important that your shares be represented at the Annual Meeting, regardless of the number of shares you hold.  We have enclosed with this letter a Notice of Annual Meeting of Stockholders, a Proxy Statement, a proxy card and a return envelope.  Whether or not you plan to attend the Annual Meeting, please sign and promptly return your proxy card in the enclosed postage-paid envelope.  If you attend the Annual Meeting, you may vote in person, even if you have previously returned your proxy card.  You may revoke your proxy at any time before it is voted at the Annual Meeting.

The Board of Directors of Allion recommends that stockholders vote “FOR” the election of the nominees for director, “FOR” the approval of the issuance of shares of common stock upon the conversion of the Company’s currently outstanding Series A-1 Preferred Stock, “FOR” the approval and adoption of Allion’s Second Amended and Restated Certificate of Incorporation, and “FOR” the approval to adjourn the Annual Meeting to solicit additional proxies.

Sincerely,

Michael P. Moran
Chairman of the Board, President and
Chief Executive Officer

Your Vote is Important

Please execute and return the enclosed proxy card promptly,
whether or not you plan to attend the 2008 Annual Meeting of Stockholders.

ALLION HEALTHCARE, INC.
1660 WALT WHITMAN ROAD, SUITE 105
MELVILLE, NEW YORK 11747

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE:	June 24, 2008
TIME:	8:00 a.m., Eastern Daylight Time
PLACE:	Hilton Huntington, Executive Room 3 598 Broadhollow Road, Melville, New York 11747

YOUR VOTE AT THE ANNUAL MEETING IS VERY IMPORTANT.

DATE AND TIME:	June 24, 2008, 8:00 a.m., Eastern Daylight Time
PLACE:	Hilton Huntington, Executive Room 3 598 Broadhollow Road, Melville, New York 11747
ITEMS OF BUSINESS:
(1)Elect six members to serve on our Board of Directors until the next annual meeting of stockholders and until their successors have been duly elected and qualified;
(2)Approve the issuance of shares of common stock upon conversion of the Company’s currently outstanding Series A-1 Preferred Stock;
(3)Approve and adopt the Second Amended and Restated Certificate of Incorporation of the Company;
(4)Approve the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies in support of Proposals 2 or 3; and
(5)Transact such other business that may properly come before the Annual Meeting.

VOTING BY PROXY:
To ensure the representation of your shares at the Annual Meeting, please complete, sign, date and return the accompanying proxy card in the enclosed pre-addressed envelope.  Returning your proxy card will not affect your right to revoke the proxy or to attend the Annual Meeting and vote in person.

ADMISSION TO THE MEETING:
You are entitled to attend the Annual Meeting if you were the record holder of shares of Allion Healthcare, Inc. stock as of the close of business on April 25, 2008.  The Annual Meeting will begin promptly at 8:00 a.m., Eastern Daylight Time, on June 24, 2008.

BY ORDER OF THE BOARD OF DIRECTORS

Stephen A. Maggio
Secretary, Treasurer and Interim Chief Financial Officer
Melville, New York
                  , 2008

ALLION HEALTHCARE, INC.
1660 WALT WHITMAN ROAD, SUITE 105
MELVILLE, NEW YORK 11747

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 24, 2008

We are providing these proxy materials to you in connection with the solicitation of proxies by the Board of Directors of Allion Healthcare, Inc. for the 2008 Annual Meeting of Stockholders, which we refer to as the Annual Meeting, and for any adjournment or postponement of the Annual Meeting.  This Proxy Statement provides information that you should read before you vote on the proposals that will be presented to you at the Annual Meeting.  The Annual Meeting will be held on June 24, 2008 at the Hilton Huntington, Executive Room 3, located at 598 Broadhollow Road, Melville, New York 11747, at 8:00 a.m., Eastern Daylight Time.  In this Proxy Statement, we refer to Allion Healthcare, Inc. as “Allion,” the “Company,” “we” or “us.”

This Proxy Statement and a proxy card are first being mailed on or about         , 2008 to people who owned shares of Allion common stock as of the close of business on April 25, 2008.

At the Annual Meeting, you will be asked to vote on the following proposals:

1.	To elect six directors, each for a term expiring at our next annual meeting of stockholders and his successor has been elected and qualified;

2.	Approval of the issuance of common stock upon conversion of Series A-1 Preferred Stock; and

3.	Approval and adoption of the Company’s Second Amended and Restated Certificate of Incorporation.

You may also be asked to approve the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies in support of Proposals 2 or 3.  You will also transact any other business that may properly come before the Annual Meeting.

The Allion Board of Directors recommends that you vote “FOR” the election of each of the nominees for director, “FOR” the approval of the issuance of shares of common stock upon the conversion of the Company’s currently outstanding Series A-1 Preferred Stock, “FOR” the approval and adoption of the Company’s Second Amended and Restated Certificate of Incorporation, and “FOR” the approval of the adjournment of the Annual Meeting to solicit additional proxies.

INFORMATION ABOUT THE 2008 ANNUAL MEETING AND VOTING

The Annual Meeting

The Annual Meeting will be held on June 24, 2008 at the Hilton Huntington, Executive Room 3, located at 598 Broadhollow Road, Melville, New York 11747, at 8:00 a.m., Eastern Daylight Time. At the Annual Meeting, our stockholders will be asked to:

1.	Elect six members to serve on the Board of Directors until the next annual meeting of stockholders and until their successors have been duly elected and qualified;

2.	Approve the issuance of shares of common stock upon conversion of the Company’s currently outstanding Series A-1 Preferred Stock; and

3.	Approve and adopt the Second Amended and Restated Certificate of Incorporation of the Company.

Stockholders may also be asked to approve the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies in support of Proposals 2 or 3.  Stockholders will also transact any other business that may properly come before the Annual Meeting.

The Allion Board of Directors recommends that stockholders vote “FOR” the election of each of the nominees for director, “FOR” the approval of the issuance of shares of common stock upon the conversion of the Company’s currently outstanding Series A-1 Preferred Stock, “FOR” the approval and adoption of the Company’s Second Amended and Restated Certificate of Incorporation, and “FOR” the approval of the adjournment of the Annual Meeting to solicit additional proxies.

This Proxy Solicitation

A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of stock. The written document describing the matters to be considered and voted on at a meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of stock is called a “proxy card.” The Allion Board of Directors has designated two of our officers, Michael P. Moran and Stephen A. Maggio, as proxies for the Annual Meeting.

We are sending you this Proxy Statement and proxy card because you own shares of Allion common stock. This Proxy Statement describes matters on which we would like you to vote at the Annual Meeting and is intended to assist you in deciding how to vote your shares.

At the close of business on April 25, 2008, which we refer to in this proxy statement as the record date, there were                       shares of Allion common stock outstanding.  Only holders of record of shares of Allion common stock on the close of business on the record date will be entitled to vote at the Annual Meeting.  Each issued and outstanding share of common stock on the record date is entitled to one vote on each of the proposals presented at the Annual Meeting.

If your shares are held by a bank or brokerage firm, you are considered the beneficial owner of shares held in “street name.” If your shares are held in street name, your bank or brokerage firm (the record holder of your shares) forwarded these proxy materials, along with a voting instruction card, to you.

Allion is paying the cost of soliciting these proxies.  Allion’s directors, officers and employees may solicit proxies in person or by telephone, mail, facsimile or otherwise, but they will not receive additional compensation for their services.  Upon request, Allion will reimburse brokers and other nominees for their reasonable out-of-pocket expenses for forwarding these proxy materials to the beneficial owners of Allion shares.

Quorum Required

A quorum must be present at the Annual Meeting for any business to be conducted. Our Fourth Amended and Restated Bylaws defines a quorum as the presence, in person or by proxy, of holders of record of a majority of the issued and outstanding shares of our common stock entitled to vote on the matters to be presented at the Annual Meeting.  Proxy cards received by us but marked “WITHHOLD” or “ABSTAIN” and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.  If a quorum is not present, a vote cannot occur, and a majority in interest of the stockholders entitled to vote at the meeting, present in person or by proxy, may adjourn the meeting until a quorum is present or represented.  The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given.

Voting Your Shares

Voting in Person.  You may vote your shares at the Annual Meeting either in person or by proxy.  To vote in person, you must attend the Annual Meeting and obtain and submit a ballot.  Ballots for voting in person will be available at the Annual Meeting.  If you are the beneficial owner of shares held by a bank or a brokerage firm, you are invited to attend the Annual Meeting; however, please bring to the Annual Meeting your bank or brokerage statement evidencing your beneficial ownership of Allion stock and a form of photo identification. If you are a beneficial owner, you may not vote your shares in person at the Annual Meeting unless you obtain a power of attorney or proxy form from the record holder of your shares.

Voting By Proxy.  If you are a registered stockholder, meaning that you hold your shares in certificate form or through an account with our transfer agent, Continental Stock Transfer & Trust Company, and you wish to vote prior to the Annual Meeting, you may vote by proxy. To vote by proxy, you must complete and return the enclosed proxy card in time to be received by us prior to the Annual Meeting, or you may deliver your proxy card in person at the Annual Meeting.  If a proxy card is properly executed, returned to us and not revoked, the shares represented by the proxy will be voted in accordance with the instructions set forth on the proxy card.  If a proxy card is signed but no instructions are given with respect to the matters to be acted upon, the shares represented by the proxy will be voted “FOR” the election of the six nominees for director, “FOR” the approval of the issuance of shares of common stock upon the conversion of our currently outstanding Series A-1 Preferred Stock, “FOR” the approval and adoption of our Second Amended and Restated Certificate of Incorporation, and “FOR” the approval the adjournment of the Annual Meeting to solicit additional proxies.  We know of no other business that will be presented at the Annual Meeting; however, if any other matter properly comes before the stockholders for vote at the Annual Meeting, your shares will be voted in accordance with the best judgment of the proxy holders. If you do not return your proxy card and do not attend the meeting, and the shares are registered in your name, your shares will not be voted.

Broker Voting.  If your shares are held in street name, your bank or brokerage firm forwarded these proxy materials, as well as a voting instruction card, to you. Please follow the instructions on the voting instruction card to vote your shares. As the beneficial owner of the shares, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If you do not give instructions to your bank or brokerage firm, it will nevertheless be entitled to vote your shares with respect to discretionary items, including the election of directors and the approval of the adjournment of the Annual Meeting to solicit additional proxies, but it will not be permitted to vote your shares with respect to non-discretionary items, including the approval of the issuance of shares of common stock upon the conversion of our currently outstanding Series A-1 Preferred Stock and the approval and adoption of our Second Amended and Restated Certificate of Incorporation. In the case of a non-discretionary item, your shares will be considered “broker non-votes” on that proposal.

Votes Required

Election of Directors.  The election of directors requires the affirmative vote of a plurality of shares present and entitled to vote. As a result, in the election of directors, the six nominees for director who receive the most “FOR” votes will be elected.  You may vote “FOR” all of the director nominees, “WITHHOLD AUTHORITY” to vote for all of the nominees or “WITHHOLD AUTHORITY” to vote for any individual nominee but vote for all other nominees.  Shares that are withheld from voting as to any nominee will not be voted with respect to the nominee and will not affect the outcome of the election.  If you are a registered stockholder and you return a properly executed proxy card but do not provide instructions with respect to the election of director nominees, your shares will be voted “FOR” the six nominees recommended by the Board of Directors. If you hold your shares in street name, your failure to indicate voting instructions to your broker will not affect the outcome, as the election of directors is a discretionary matter.

Approval of Issuance of Common Stock upon Conversion of Series A-1 Preferred Stock. The approval of the issuance of common stock upon the conversion of our Series A-1 Preferred Stock to common stock requires the approval of a majority of the votes cast.  Shares of our common stock held by the former stockholders of Biomed America, Inc. may not be voted on the approval of the issuance of common stock upon the conversion of our Series A-1 Preferred Stock.  If you are a registered stockholder and you return a properly executed proxy card but do not provide instructions with respect to the issuance of common stock upon the conversion of the Series A-1 Preferred Stock, your shares will be voted “FOR” the proposal.  If you indicate “ABSTAIN” on your proxy card or you hold your shares in street name and you do not provide voting instructions with respect to the issuance of common stock upon the conversion of the Series A-1 Preferred Stock, your shares will not affect the outcome, as they are not votes cast.

Approval of Second Amended and Restated Certificate of Incorporation. The approval and adoption of our Second Amended and Restated Certificate of Incorporation requires the approval of a majority of the outstanding shares entitled to vote.  If you are a registered stockholder and you return a properly executed proxy card but do not provide instructions with respect to the approval of our Second Amended and Restated Certificate of Incorporation, your shares will be voted “FOR” the proposal.  If you indicate “ABSTAIN” on your proxy card or you hold your shares in street name and you do not provide voting instructions with respect to the approval of the Second Amended and Restated Certificate of Incorporation, your shares will have the same practical effect as votes against the proposal.

Approval of Adjournment of the Annual Meeting to Solicit Additional Proxies.  The approval of the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies in support of Proposals 2 or 3 requires the approval of a majority of the votes cast.  If you are a registered stockholder and you return a properly executed proxy card but do not provide instructions with respect to the adjournment of the Annual Meeting to solicit additional proxies, your shares will be voted “FOR” the proposal.  If you indicate “ABSTAIN” on your proxy card with respect to the approval of the adjournment of the Annual Meeting to solicit additional proxies, your shares will not affect the outcome, as they are not votes cast. If you hold your shares in street name, your failure to indicate voting instructions to your broker will not affect the outcome, as the adjournment of the Annual Meeting is a discretionary matter.

Revoking Your Proxy

If you decide to change your vote, you may revoke your proxy at any time before it is voted at the Annual Meeting.  You may revoke your proxy in one of three ways:

1.
You may notify the Secretary of Allion in writing that you wish to revoke your proxy.  Please contact: Allion Healthcare, Inc., 1660 Walt Whitman Road, Suite 105, Melville, New York 11747, Attention: Stephen A. Maggio, Secretary.  We must receive your notice before the time of the Annual Meeting.

2.	You may submit a properly executed proxy card with a later date than your original proxy card. We must receive your later-dated proxy card before the time of the Annual Meeting.

3.
You may attend the Annual Meeting and vote in person.  Merely attending the Annual Meeting will not by itself revoke a proxy; you must obtain a ballot and vote your shares at the Annual Meeting to revoke the proxy.

Adjournments and Postponements

Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given.

Information Related to Forward Looking Statements

      This Proxy Statement contains forward-looking statements.  All statements that are not purely historical are forward looking statements and can be identified with words such as “expect,” “anticipate,” “plan,” “believe,” “seek,” “estimate,” “intend,” “may,” “should,” “will,” and “continue.”

      These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties and other factors concerning our business operations, financial conditions and financial results, which could cause actual results to differ materially from the results contemplated by the forward-looking statements.  All forward-looking statements included or incorporated by reference in this Proxy Statement are based on information available to us as of the date hereof, and we assume no obligation to update any such forward-looking statements to reflect subsequent events or circumstances.  You are cautioned not to place undue reliance on such statements.  You also should consult the cautionary statements and risk factors listed from time to time in the other reports we file with the Securities and Exchange Commission, or the SEC, such as our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed on March 17, 2008.  These statements discuss our future expectations or state other forward-looking information, and may involve known and unknown risks over which we have no control.

PROPOSAL 1: ELECTION OF DIRECTORS

In accordance with the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors nominates the following individuals for election to the Board of Directors of Allion:

Michael P. Moran
Gary P. Carpenter
Russell J. Fichera
William R. Miller, IV
Kevin D. Stepanuk
Harvey Z. Werblowsky

Directors are elected by a plurality of the shares, present in person or by proxy, and entitled to vote. If elected, each director will serve until the next annual meeting of stockholders and until his replacement is elected and qualified, unless he resigns or is removed before his term expires.  The six nominees for election have agreed to serve if elected, and management has no reason to believe that such nominees will be unavailable to serve. In the event that any of the nominees is unable to serve or for good cause will not serve as a director at the time of the Annual Meeting, the persons named as the proxies may vote for any substitute nominee as the proxy holder may determine.  Alternatively, the Board of Directors may decide to reduce the number of directors to eliminate the vacancy.  Unless the proxy card is marked to withhold voting authority to vote or to vote for one or more alternate candidates, the proxies will vote the shares represented by validly executed proxy cards received by them “FOR” each of the nominees named above. Shares may not be voted cumulatively, and proxies cannot be voted for a greater number of persons than the number of nominees recommended by the Board of Directors.  Votes withheld will not affect the outcome of the election.

Pursuant to the Stockholders’ Agreement, dated April 4, 2008, between the former stockholders of Biomed America, Inc. and Allion, the former stockholders of Biomed America, Inc. have the right to nominate two of the six members of our Board of Directors, subject to the approval of our Nominating and Corporate Governance Committee and our Board of Directors. The former stockholders of Biomed America, Inc. have nominated William R. Miller, IV and Kevin D. Stepanuk for election at the Annual Meeting, and our Nominating and Corporate Governance Committee and our Board of Directors have approved the nominations.  None of the nominees has any family relationship to any other nominee or to any executive officer of Allion.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” EACH OF THE NOMINEES NAMED ABOVE.

Information Regarding Nominees for Director:

Name	Age	Position
Michael P. Moran	47	Chairman of the Board, President and Chief Executive Officer
Gary P. Carpenter	52	Director
Russell J. Fichera	55	Director
Harvey Z. Werblowsky, Esq.	60	Director
William R. Miller, IV	60	Nominee
Kevin D. Stepanuk	50	Nominee

Michael P. Moran has served as our Chairman, Chief Executive officer and President and as a member of our Board of Directors since 1997. From 1996 to 1997, Mr. Moran was a Regional Vice President at Coram Healthcare, Inc. From 1990 to 1996, Mr. Moran was a Regional Vice President for Chartwell Home Therapies, Inc. Prior to 1990, Mr. Moran held various sales and management positions at Critical Care America, Inc. Mr. Moran received a B.A. in Management from Assumption College.

Gary P. Carpenter, CPA has served as one of our directors since December 2006.  He has been a partner in charge of Healthcare Services at Holtz Rubenstein Reminick, LLP since 1998. Prior to joining Holtz, Mr. Carpenter founded his own healthcare consulting firm. He was also Vice President of Finance at a national healthcare corporation and has worked with healthcare companies in a variety of areas, including corporate organizational issues, profit maximization and representation before Medicare and Medicaid government representatives on various reimbursement issues. Mr. Carpenter has experience in mergers and acquisitions in the healthcare industry and has worked with a number of hospitals on their expansion plans into the home healthcare industry. Mr. Carpenter is a member of the New York State Society of CPAs. He is also a member of the Healthcare Financial Management Association where he is the chairman of the Continuing Care Committee. Mr. Carpenter serves on the Advisory Board for the Long Island chapter of the Multiple Sclerosis Society and is a Trustee of the Environmental Center of Smithtown. He also serves on the Pastoral Council of St. Patrick Church. Mr. Carpenter has previously served as a member of the Board of St. Patrick School and as an Associate Trustee of North Shore University Hospital. Mr. Carpenter earned his B.B.A. in Accounting from Adelphi University.

Russell J. Fichera has served as one of our directors since May 2006 and has served as the chairperson of the Audit Committee since August 2006. Mr. Fichera began his professional career with the public accounting firm of Arthur Andersen & Co and has over 20 years of experience in healthcare. Since 2003, he has served as Chief Financial Officer of EnduraCare Therapy Management, a national provider of contract rehabilitation services to skilled nursing facilities and hospitals. From 2001 to 2003, he served as Chief Financial Officer of Advanced Care Solutions, Inc., a start-up healthcare services business. From 1999 to 2001, he served as the Chief Financial Officer of American Pharmaceutical Services, or APS, a national provider of institutional pharmacy services.  From 1997 to 1999, he served as Chief Financial Officer of Prism Rehab Systems, or PRS, a national provider of contract rehabilitation services to skilled nursing facilities.  Both APS and PRS are divisions of Mariner Post-Acute Network, Inc.  From 1995 to 1997, he served as Chief Financial Officer of Prism Health Group, a privately held therapy program management firm.  Mr. Fichera is a certified public accountant and a member of the Massachusetts Society of Certified Public Accountants and the American Institute of CPAs.  Mr. Fichera received his B.S. in Accounting from Bentley College.

Harvey Z. Werblowsky, Esq. has served as one of our directors since 2004. Since December 2003, he has been Counsel of Kushner Companies, a real estate organization. From December 1990 until December 2003, Mr. Werblowsky was a partner at the law firm of McDermott Will & Emery LLP. Mr. Werblowsky received a B.A. from Yeshiva University and a J.D. from New York University School of Law.

William R. Miller, IV has served as Chief Executive Officer of Ross Associates, Inc., a strategic planning and consulting services firm, since 1981. He is also Chairman of the Board of Directors of Ross Associates, Inc.  Mr. Miller received his B.S. from St. Joseph’s University and his M.G.A. from the University of Pennsylvania.

Kevin D. Stepanuk has served in various positions, including Assistant General Counsel, at Exelon Business Services Company, a subsidiary of Exelon Corporation, since 1999. Mr. Stepanuk is currently Associate General Counsel of the Corporate and Commercial practice group of Exelon Business Services Company.  He earned his B.B.A. and J.D. from Temple University.

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Meetings and  Committees of the Board of Directors

Our Fourth Amended and Restated Bylaws provide that the Board of Directors has the authority to set the number of directors that constitutes the Board from time to time.  Currently, our Board of Directors consists of six directors.  Each director serves until the next annual meeting of stockholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal.

The current members of our Board of Directors are Michael P. Moran, Gary P. Carpenter, Russell J. Fichera, John Pappajohn, Dr. Derace Schaffer, and Harvey Z. Werblowsky. Our Board of Directors has determined that Gary P. Carpenter, Russell J. Fichera, Dr. Derace Schaffer, and Harvey Z. Werblowsky, which encompasses a majority of the Board of Directors, are “independent” as such term is defined by the NASDAQ Marketplace Rules, which we refer to as the NASDAQ rules.  Michael P. Moran  is not “independent” under the NASDAQ rules because he is an executive officer of Allion.   The Board of Directors has determined that John Pappajohn is not an independent director, under the NASDAQ rules, due, among other things, to the warrants that he has received from Allion.   The Board of Directors has determined that our new nominees to the Board, William R. Miller, IV and Kevin D. Stepanuk, are also independent, as defined by the NASDAQ rules.

The Board of Directors held a total of 9 meetings during the fiscal year ended December 31, 2007.  Each of the directors attended at least 90% of the aggregate of all applicable board and committee meetings in fiscal 2007.  All of our directors attended the 2007 Annual Meeting of Stockholders either by phone or in person.  While we do not require our Board members to attend the annual meeting of stockholders, such attendance is expected pursuant to Company policy.

The Board of Directors maintains the following three standing committees: (1) the Audit Committee, (2) the Compensation Committee and (3) the Nominating and Corporate Governance Committee.  The Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee have each adopted a written charter that further describes its function and responsibilities.  You may obtain copies of these charters by going to the “Investor Relations” section of our website located at www.allionhealthcare.com.

The following table shows, for fiscal 2007, the membership of each committee of our Board of Directors:

Non-Employee Directors	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Gary P. Carpenter	X	X
Russell J. Fichera	Chairperson
John Pappajohn (1)
Derace Schaffer, M.D. (2)	X	X	Chairperson
Harvey Werblowsky		Chairperson	X

(1) Mr. Pappajohn has chosen not to stand for re-election to the Board of Directors at the Annual Meeting.  During fiscal 2007, Mr. Pappajohn was not an independent director, under the NASDAQ rules, due, among other things, to warrants he has received from Allion.

(2) Dr. Schaffer has chosen not to stand for re-election to the Board of Directors at the Annual Meeting.

Audit Committee.  The Audit Committee provides assistance to the Board of Directors in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal controls and legal compliance functions by approving the services performed by our independent accountants and reviewing their reports regarding our accounting practices and systems of internal accounting controls. The Audit Committee also oversees the audit efforts of our independent accountants and determines whether they are independent of management.

The Audit Committee currently consists of Messrs. Fichera and Carpenter and Dr. Schaffer, each of whom qualifies as independent for Audit Committee membership, as defined in the NASDAQ rules and in accordance with Rule 10A-3 of the Securities Exchange Act of 1934, or the Exchange Act.  Upon and subject to Kevin D. Stepanuk’s election to the Board of Directors at the Annual Meeting, Dr. Schaffer will no longer serve on the Audit Committee and will be replaced by Mr. Stepanuk, who qualifies as independent for Audit Committee membership.  Mr. Fichera serves as the chairperson of our Audit Committee, and our Board of Directors has determined that he meets the definition of an “audit committee financial expert,” as defined by Item 407(d)(5) of Regulation S-K. The Audit Committee held 6 meetings during fiscal 2007.

Compensation Committee.  The Compensation Committee determines our general compensation policies and the compensation provided to our directors and officers.  In addition, the Compensation Committee administers our stock option plans.  The current members of the Compensation Committee are Messrs. Werblowsky and Carpenter and Dr. Schaffer, each of whom qualifies as independent for Compensation Committee membership, as defined in the NASDAQ rules, Rule 16b-3 of the Exchange Act, and Section 162(m) of the Internal Revenue Code.  Upon and subject to William R. Miller, IV’s election to the Board of Directors at the Annual Meeting, Dr. Schaffer will no longer serve on the Compensation Committee and will be replaced by Mr. Miller, who qualifies as independent for Compensation Committee membership.  Mr. Werblowsky serves as the chairperson of our Compensation Committee.  The Compensation Committee held one meeting during fiscal 2007.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee is responsible for making recommendations to the Board of Directors regarding candidates for directorships and the size and composition of the board.  In addition, the Nominating and Corporate Governance Committee is responsible for reporting and making recommendations to the Board of Directors concerning corporate governance matters.  The current members of the Nominating and Corporate Governance Committee are Dr. Schaffer and Mr. Werblowsky, each of whom is independent as defined in the NASDAQ rules.  Upon and subject to Mr. Miller’s election to the Board of Directors at the Annual Meeting, Dr. Schaffer will no longer serve on the Nominating and Corporate Governance Committee and will be replaced by Mr. Miller, who qualifies as independent for Nominating and Corporate Governance Committee membership. Upon and subject to his election to the Board of Directors at the Annual Meeting, Mr. Stepanuk, who qualifies as independent for Nominating and Corporate Governance Committee membership, will also serve on the Nominating and Corporate Governance Committee.   Dr. Schaffer currently serves as the chairperson of our Nominating and Corporate Governance Committee.  Upon and subject to his election to the Board of Directors at the Annual Meeting, William R. Miller, IV will serve as the chairperson of our Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee held one meeting during fiscal 2007.

The Nominating and Corporate Governance Committee works with the Board of Directors on an annual basis to establish criteria for selecting new directors, to identify individuals qualified to become board members, to screen and recommend to the Board of Directors nominees for election, and to evaluate the performance of incumbent directors in determining whether to nominate them for reelection at the next annual meeting of stockholders.  The Nominating and Corporate Governance Committee will consider nominees recommended by Allion’s stockholders, third-party search firms, outside counsel or other experts to identify potential new director candidates.

In evaluating a potential director candidate, the Nominating and Corporate Governance Committee considers, among other factors, the candidate’s high-level leadership experience in business or administrative activities, breadth of knowledge about issues affecting Allion and the healthcare, pharmaceutical and disease management industries, and ability and willingness to contribute special competencies to board activities.  In addition to these criteria, the Nominating and Corporate Governance Committee evaluates directoral candidates based on their personal attributes including integrity; loyalty to Allion and dedication to Allion’s success and welfare; sound and independent business judgment; awareness of the role of a director in Allion’s corporate citizenship and image; time available for meetings and consultation on corporate matters; wide contacts with business and political leaders and willingness to assume a broad, fiduciary responsibility on behalf of Allion’s stockholders for the management of the business.  The Nominating and Corporate Governance Committee evaluates candidates on the basis of their qualifications, experience, skills and ability and without regard to gender, race, color, national origin or other protective status.

Once possible candidates are identified, the Nominating and Corporate Governance Committee discusses its recommendations with the Board of Directors.  If the candidate is approved by the board, the recommended candidate is nominated for election, subject to a vote by stockholders at the annual meeting.  If there is a vacancy on the Board of Directors or a newly created directorship, a candidate may be appointed as a director by a majority of the directors then serving on the Board of Directors, and the director so chosen would hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal.

Allion’s stockholders may submit candidates for consideration as director nominees by following the procedures outlined in the section entitled “Other Matters-Stockholder Proposals” in this Proxy Statement.  Candidates proposed by stockholders in accordance with the required procedures outlined in that section are reviewed using the same criteria as candidates initially proposed by the Nominating and Corporate Governance Committee.

Stockholder Communications With the Board of Directors

In order to communicate with the Board of Directors as a whole, with non-management directors or with specified individual directors, stockholders may direct correspondence to Stephen A. Maggio, Secretary, Allion Healthcare, Inc., at 1660 Walt Whitman Road, Suite 105, Melville, New York 11747.

Compensation Committee Interlocks and Insider Participation

During fiscal 2007, Harvey Werblowsky, Gary Carpenter and Derace Schaffer, M.D. served on the Compensation Committee.  No member of our Compensation Committee was, during fiscal 2007 or formerly, an officer or employee of ours or any of our subsidiaries. None of our executive officers serves as a director or member of the compensation committee of any other entity that has one or more executive officers serving as one of our directors or a member of our Compensation Committee.

Code of Conduct

We have adopted a Code of Conduct that applies to all of our directors, officers and employees, including our principal executive officer and principal financial and accounting officer. Our Code of Conduct is available on our website at www.allionhealthcare.com.

COMPENSATION OF DIRECTORS

The following table sets forth the cash and other compensation paid by the Company to the members of the Board of Directors for all services in all capacities during the fiscal year ended December 31, 2007.

Director Compensation Table for Fiscal Year 2007

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Total ($)
John Pappajohn	8,750	0	8,750
Derace Schaffer, M.D	9,375	0	9,375
Harvey Z. Werblowsky, Esq.	8,125	4,947	13,072
Russell J. Fichera	11,250	0	11,250
Gary P. Carpenter	17,875	0	17,875

(1)	Reflects the sum of the basic annual retainer, committee retainer, meeting fees and committee service fees earned by each director for fiscal year 2007.

(2)
Reflects the dollar amount recognized by the Company in fiscal 2007 for financial statement reporting purposes, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The fair value of these awards and the amounts expensed in 2007 were determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment (which we refer to as FAS 123R). Please refer to Note 2  to our Consolidated Financial Statements in our Form 10-K filed with the SEC on March 17, 2008 for a summary of the assumptions used in the Black-Scholes model to calculate the fair value of the option awards. The options for which expense is shown in this table include options granted in prior years for which we continued to recognize expense in such year.  During 2007, we did not grant any options to any of our directors.

The following table shows the aggregate numbers of options held by each of our directors as of December 31, 2007:

Director	Options
John Pappajohn	20,000
Derace Schaffer, M.D	120,000
Harvey Z. Werblowsky, Esq.	25,000
Russell J. Fichera	0
Gary P. Carpenter	0

2007 Director Compensation

During 2007, we did not grant any equity awards to our non-employee directors.  Historically, our non-employee directors have each been granted options to purchase 50,000 shares of common stock pursuant to our 1998 Stock Option Plan and 2002 Stock Incentive Plan as compensation for their initial term serving on our Board of Directors; however, neither of Messrs. Fichera or Carpenter has been granted any options. The options previously granted to our non-employee directors have an exercise price ranging from $2.00 to $6.00 per share and vest monthly in equal amounts over either a two- or three-year period beginning one month following the date such option is granted.  The options stop vesting when a director ceases to serve on our Board of Directors.  In 2004, we also granted our non-employee directors serving at the time options to purchase 20,000 shares of common stock pursuant to our 1998 Stock Option Plan and our 2002 Stock Incentive Plan upon the director’s reelection. These options have an exercise price of the fair market value as of the date of grant and vested monthly in equal amounts over a one-year period.

We also reimburse all of our directors for expenses incurred in connection with attending meetings.  Prior to January 1, 2007, our non-employee directors did not receive any other compensation for their service as directors.

On May 7, 2007, the Board of Directors approved a compensation program for our non-employee directors, comprised of the following:

•	$1,500 for each regular Board meeting attended in person;

•	$750 for each regular Board meeting attended by telephone;

•	$2,500 annual retainer for the chairperson of the Audit Committee and the chairperson of the Compensation Committee; and

•	$1,000 for each specially called meeting of the Board of Directors attended in person or $500 for attending by telephone.

Directors who are employees or affiliates of ours have not received any compensation for their services as a director, other than Mr. Pappajohn, who was deemed an affiliate in prior periods of his service on the Board of Directors. Mr. Moran has not been compensated for his services as a director.

MANAGEMENT

Executive Officers

Name	Age	Position
Michael P. Moran	47	Chairman of the Board, President and Chief Executive Officer
Stephen A. Maggio	58	Secretary, Treasurer & Interim Chief Financial Officer
Robert E. Fleckenstein, R.Ph.	54	Vice President, Pharmacy Operations
Anthony D. Luna	39	Vice President, HIV Sales and Oris Health, Inc.

Michael P. Moran has served as our Chairman, Chief Executive officer and President and as a member of our Board of Directors since 1997. Please refer to the biography of Mr. Moran provided under “Election of Directors-Information Regarding Nominees for Director,” above.

Robert E. Fleckenstein, R.Ph. has served as our Vice President, Pharmacy Operations since December 2003. Mr. Fleckenstein has held positions in pharmacy management for 20 years, with over 10 of those years in specialty pharmacy. In 2003, he served as Account Manager for US Oncology, Inc. From 2000 to 2002, Mr. Fleckenstein served as Vice President of Operations for CVS ProCare at its Pittsburgh distribution center. From 1997 to 2000, he served as Director of Pharmacy Services for Stadtlanders Drug Company. Prior to 1997, Mr. Fleckenstein held various management level positions in specialty and hospital pharmacy companies. Mr. Fleckenstein received his B.S. in Pharmacy from the University of Pittsburgh and his MBA from the Katz Graduate School of Business at the University of Pittsburgh.

Anthony D. Luna has served as our Vice President, Oris Health, Inc. since March 2006 and our Vice President, HIV Sales since January 2007. From November 2004 to March 2006, Mr. Luna was the Director of Sales, Western Region with our Company. Mr. Luna has held positions in the healthcare industry for more than 16 years, with over 12 of those years in specialty pharmacy.  From 1996 until 2004, Mr. Luna served in roles of increasing responsibility, including Vice President of Sales and Marketing and Vice President of Corporate Programs for Modern Healthcare, Inc., a specialty pharmacy.  Prior to 1996, Mr. Luna held various positions in patient advocacy and community outreach for various specialty pharmacy and other healthcare companies.  Mr. Luna received his master’s degree in Psychology from Pepperdine University and his B.S. in Psychology from California State University Long Beach.

Stephen A. Maggio has served as our Secretary, Treasurer, and Interim Chief Financial Officer since July 2007 and our Director of Finance since January 2005. Mr. Maggio served as a consultant to the Company from November 2004 to January 2005.  From 2003 to November 2004, Mr. Maggio owned and operated a franchise business.  Prior to that, Mr. Maggio served as Vice President, Chief Financial Officer for Dunhill Staffing Systems, Inc. from 2002 to 2003. From 2001 to 2002, he served as Chief Financial Officer of Temporaries Inc., and from 2000 to 2001, he served as Vice President of Finance for White Amber, Inc.  From 1994 to 2000, he served as Vice President of Finance for Randstad North America (formerly Accustaff Inc. and Career Horizons, Inc.).  Mr. Maggio received his B.S. in Accounting from Fordham University. He is a certified public accountant and a member of the New York State Society of CPAs and the American Institute of CPAs.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

The Compensation Committee of the Board of Directors is responsible for determining our executive compensation policies, developing compensation incentive plans and programs, reviewing and approving the compensation of our executive officers and making grants of stock options.   The Committee is composed of Harvey Z. Werblowsky, who serves as Chairperson, Derace Schaffer, M.D. and Gary Carpenter.  For purposes of this compensation discussion and analysis, we refer to the Compensation Committee as the “Committee.”  In the paragraphs that follow, we will give an overview and analysis of compensation for our named executive officers and how it relates to our compensation program and policies.  In 2007, our named executive officers were:

•	Michael P. Moran, Chairman, Principal Executive Officer and President;

•	James G. Spencer, Former Principal Financial Officer, Secretary and Treasurer;

•	Robert E. Fleckenstein, R.Ph., Vice President, Pharmacy operations;

•	Anthony D. Luna, Vice President, HIV Sales and Oris Health, Inc.; and

•	Stephen A. Maggio, Interim Principal Financial Officer, Secretary and Treasurer.

Philosophy and Objectives. The Company’s compensation philosophy is to maintain competitive compensation levels in order to attract, retain and reward executives who bring valuable experience and skills to the Company and who are enthusiastic about the Company’s mission in servicing the HIV/AIDS community.  The objective of our compensation program is to motivate our executives to achieve our overall business goals, which are to increase revenue, net income and cash flow and achieve positive EBITDA (earnings before interest, taxes, depreciation and amortization).  We also reward superior performance through the use of discretionary bonuses.  By evaluating compensation in light of individual and company performance, we endeavor to ensure that our compensation program is perceived as fundamentally fair to all stockholders. Finally, we seek to closely align our executive officers’ interests with those of our stockholders by making stock option incentives an element of our compensation.

Setting Executive Compensation and the Role of Executive Officers in Compensation Decisions.  Our CEO reviews the performance of each executive officer who reports directly to him and makes a subjective evaluation of each executive officer’s contributions to our growth and financial performance.  Our CEO presents his conclusions and recommendations regarding salary adjustments, bonus amounts, and/or equity awards to the Committee for its review and approval.  The Committee has sole discretion to modify any recommended adjustments or awards.  The Committee determines our CEO’s compensation by assessing his individual performance and his contribution to the growth and financial performance of the Company.

Our named executive officers do not have pre-established individual performance goals.  In assessing an executive officer’s contribution to the Company, the Committee considers numerous factors, such as the Company’s growth and financial performance, which is reflected in such financial measures as revenue and EBITDA, the executive’s role in driving such growth and performance, and the executive’s responsibilities in fulfilling strategic initiatives, such as raising capital, completing acquisitions, sales initiatives and reimbursement programs.  We also seek to reward teamwork and contributions to the Company’s culture.  The Committee does not consider stock performance in the determination of cash compensation.  We believe that the stock option awards provided to our executives provide appropriate incentives for long-term growth in this area.  The Company does not have a formula for allocating between cash and non-cash compensation or short and long-term compensation.

The Committee’s evaluation of these elements of corporate and individual performance and decisions regarding executive compensation largely is subjective, based upon the Committee’s experience and understanding of our industry.  The Committee also considered the salaries of comparable public companies, including Bioscript, Option Care and Lincare, as well as local public and private companies on Long Island, New York, to obtain an understanding of regional payment practices in our industry.  The Committee does not benchmark or target the compensation of our named executive officers to fall within any specific percentile of this group of companies.  Rather, the Committee uses this information to determine whether our compensation practices are reasonable in light of our regional competitor’s pay practices.   We do not currently engage any consultants related to executive or director compensation matters.

Elements of 2007 Executive Compensation Program

Three primary elements comprise our executive compensation program: base salary, bonus and stock option awards. Our named executive officers also receive health, disability and life insurance benefits similar to all employees and certain limited perquisites.

Base Salary. Base salaries compensate our executives for their day-to-day responsibilities and commitment to their roles in the Company. The Committee determines initial base salary for each of our named executive officers by evaluating the responsibilities of the position, the individual’s experience, and his or her other qualifications in light of the Company’s compensation philosophy described above.  The Committee does not apply a specific formula in setting an executive officer’s base salary, and we do not seek to maintain salary at a certain percentage of total compensation. The Committee reviews salaries on an annual basis and determines whether adjustments are necessary based on a subjective assessment of the executive officer’s individual performance, the nature of the position (including any changes in the executive’s responsibilities), the executive’s contribution to the Company’s corporate performance, the executive’s experience and tenure, and changes in the Company’s size and operations. The Committee approves all changes to executive officers’ salaries.

In connection with entering into new employment agreements in 2007, the Committee considered whether base salary increases were appropriate for Messrs. Maggio, Fleckenstein and Luna.  The Committee considered Mr. Maggio’s performance and his undertaking of additional responsibilities in connection with his new role as interim CFO.  The Committee endeavored to award a base salary that would reflect both the Company’s commitment in retaining Mr. Maggio, as well as reflect his new responsibilities as CFO.  For both Messrs. Fleckenstein and Luna, the Committee informally reviewed the compensation practices of senior operations executives in companies with pharmacy chains and the compensation practices of drug companies that sell HIV products, including the companies mentioned above.  As noted above, the Committee does not formally benchmark against these companies, but instead uses this information to ensure the compensation received by our executives is reasonable and sufficiently competitive to retain our executives. In light of these considerations, the Committee increased base salaries in the following amounts:  Maggio, $27,000; Fleckenstein, $50,000 and Luna, $25,000.  Mr. Moran did not receive a base salary increase in 2007.

Bonus. We pay discretionary bonuses to reward superior performance.  We do not have a formal bonus program, and bonuses, if any, are not based on pre-established corporate or individual performance goals.  Instead, the Committee reserves the right to award discretionary bonuses based upon a subjective assessment of an executive officer’s performance, as well as the overall performance of the Company.  Bonuses may also be awarded for strategic transactions (such as acquisitions or partnerships), financing transactions or other significant contributions that benefit the Company.  Pursuant to their employment agreements, Messrs. Moran, Maggio, Luna and Fleckenstein may receive discretionary bonus amounts of up to 40% of their base salary.

In 2007, the Committee awarded discretionary bonuses to our named executive officers.  The bonuses rewarded each executive’s contributions towards the accomplishments of our business objectives, as discussed above.  Mr. Fleckenstein received a $20,000 year-end bonus based on the Committee’s subjective review of his performance during the year, including the opening of our new satellite location in Oakland, California.  He also received a $27,500 bonus, payable over the course of the year, in recognition of his undertaking to manage pharmacy operation sites around the country.  Mr. Luna received a $20,000 year-end bonus in recognition of his performance throughout the year, including his efforts towards creating new sales accounts, his contribution towards the Company’s strong sales on a year over year basis, and his nurturing and creation of a sales team for the Company.  Mr. Maggio received a $10,000 bonus in recognition of his efforts towards maintaining the financial department of the Company in the absence of a CFO.  The amount of his bonus was slightly less than the other named executive officers because he occupied his new role for a partial year.  As a result, the Committee determined it was appropriate to award him half of the amount that Messrs. Fleckenstein and Luna received, each of whom was in his respective role for a longer period of time.  Mr. Moran received a bonus of $140,000.  In determining the appropriate amount of bonus for Mr. Moran, the Committee considered the Company’s positive cash flow, his management of selling, general and administrative expenses, the additional responsibilities he assumed with the departure of our CFO and his oversight of a growing company.  The Committee also recognized that Mr. Moran had not received a bonus since June 2005.

 Stock Options. Stock options comprise an element of our compensation program because they align the interests of executives with those of the Company’s stockholders. The vesting requirement of stock options also provides a strong retentive element while keeping management focused on creating shareholder value. At this time, stock options are the only form of equity that the Company has granted to executive officers. Stock option grants may be made to executive officers: (i) upon initial employment, (ii) upon promotion to a new, higher position that entails increased responsibilities and accountability, (iii) for recognition of superior performance, or (iv) to provide an incentive for continued service with the Company. Historically, determinations as to the number of options granted to our executives were based on an overall pool of options to be made available to all employees and were generally allocated to employees based on compensation, performance and classification within the organization.  In 2007,  we did not grant any stock options to our named executive officers.

While we do not have a formal grant policy, historically we have not timed the grant of equity awards to coincide with, precede or follow the release of material non-public information.

Perquisites and Other Benefits

Employment Agreements and Severance Benefits.  We entered into an employment with each of Messrs. Maggio, Fleckenstein and Luna in November 2007, effective as of July 20, 2007, and with Mr. Moran and Mr. Spencer in October 2006.  These employment agreements provide severance benefits upon the executive’s termination of employment, both in connection with and unrelated to a change-in-control.  The severance provisions are designed to promote stability and continuity of senior management by focusing their attention on our growth and development.  In determining the appropriate severance amounts, the Committee sought to reach a middle ground to protect both the Company and the executive.  The Committee believes that the amount of severance provided to each executive officer will allow such executive sufficient time to find alternative employment.  The Committee believes that the severance adequately balances the Company’s interest in retaining the executive and the executive’s interest in maintaining protection in the event of a termination of employment.

Upon Mr. Spencer’s termination of employment, he did not receive any severance pursuant to his employment agreement.  We entered into a consulting arrangement with Mr. Spencer to ensure his availability on a limited basis after his departure to assist with his transition.

Perquisites.  We provided the following perquisites to one or more of our named executive officers in fiscal 2007:

•
Monthly automobile allowances ranging from $600 to $800 per month.  Mr. Luna received $600 per month through July 20, 2007.  Mr. Moran and Mr. Spencer each received $800 per month, and beginning July 20, 2007, Mr. Fleckenstein and Mr. Luna received $800 per month.

•
100% of health premiums for the base plans we offer.  Mr. Spencer, our former Chief Financial Officer, was self-insured, and we reimbursed his out of pocket premiums paid in lieu of his participation in Allion’s health plan.  The annual cost of his health coverage was generally less than the amount we pay for other employees under our health plan.

•
Reimbursement of Mr. Spencer’s commuting expenses from his home in Maryland to our offices, as required by his employment agreement.  Additionally we paid any gross up of taxes due as a result of these commuting expenses that were deemed to be taxable income.

We provided no other perquisites or other benefits to any of our named executive officers in the fiscal year ended December 31, 2007. We do not provide special pension arrangements, deferred compensation plans, post-retirement health coverage, or similar benefits to our executives or employees.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis, or CD&A, required by Item 402(b) of Regulation S-K with management, and, based on such review and discussions, the Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement for the 2008 Annual Meeting of Stockholders for filing with the SEC.

By the Compensation Committee of the Board of Directors:

Harvey Z. Werblowsky, Chairperson
Derace Schaffer, M.D.
Gary P. Carpenter

The foregoing Report of the Compensation Committee does not constitute “soliciting material” and should not be deemed to be “filed” with the SEC or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate this Report of the Compensation Committee by reference in any of those filings.

Summary Compensation

The following tables set forth all compensation earned by our named executive officers for the fiscal years ended December 31, 2007 and December 31, 2006. The columns for Stock Awards, Non-Equity Incentive Plan Compensation and Change in Pension Value and Nonqualified Deferred Compensation Earnings have been excluded because none of these compensation elements were earned by or provided to any of our named executive officers in any of the presented periods.

Summary Compensation Table
Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Option Awards ($) (2)	All Other Compensation ($) (3) (4)	Total ($)
Michael P. Moran Chairman, Principal Executive Officer and President	2007	350,000	140,000	42,900	9,600	542,500
	2006	273,077	—	21,808	2,400	297,285

James G. Spencer Former Principal Financial Officer, Secretary and Treasurer	2007	202,737	—	20,483	38,516	261,736
	2006	220,769	—	48,619	118,127	387,515

Robert E. Fleckenstein, R.Ph. Vice President, Pharmacy Operations	2007	143,077	47,500	27,952	4,310	222,839
	2006	130,000	35,000	25,657	—	190,657

Anthony D. Luna Vice President, HIV Sales and Oris Health, Inc.	2007	185,577	20,000	27,101	8,277	240,955
	2006	162,308	—	21,053	7,200	190,561

Stephen A. Maggio (5) Interim Principal Financial Officer, Secretary and Treasurer	2007	144,142	10,000	11,640	—	165,782
	2006	130,000	5,000	10,580	—	145,580

(1)
Figures shown in the salary column of this table reflect the amount earned by our named executive officers during the fiscal year, not such officers’ rate of pay for the indicated fiscal year. Rates may be higher than the amounts shown due to mid-year salary adjustments.

(2)
Represents the dollar amount recognized by the Company in fiscal years 2007 and 2006 for financial statement reporting purposes, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions.  The fair value of these awards and the amounts expensed were determined in accordance with FAS 123R.  Please refer to Note 2 to our Consolidated Financial Statements in our Form 10-K filed with the SEC on March 17, 2008, for a summary of the assumptions used in the Black-Scholes model to calculate the fair value of the option awards.  The options for which expense is shown in this table include options granted in the given year as well as options granted in prior years for which we continued to recognize expense in such year.  We did not grant any option awards to our named executive officers in 2007.

(3)	Amounts included in this column for 2007 are reflected in the following table:

	Moran	Spencer	Fleckenstein	Luna
Commuting Expenses	--	20,900	--	--
Reimbursement of Taxes Gross Up	--	6,946	--	--
Automobile Allowance	9,600	5,600	4,310	8,277
Health Insurance Premiums	--	2,445	--	--
Consulting Fees	--	2,625	--	--
Total	9,600	38,516	4,310	8,277

The incremental cost to the Company of Mr. Spencer’s commuting expense was determined by the actual expenses submitted for reimbursement by Mr. Spencer and the taxes paid.

Mr. Spencer resigned his position with the Company effective July 20, 2007. Mr. Spencer received consulting fees of $2,625 for services through December 31, 2007. Mr. Spencer did not receive severance or any amount in connection with his termination of employment.

(4)
For 2006, all other compensation for Mr. Spencer reflects (i) the incremental cost to the Company of $38,132 for reimbursement of Mr. Spencer’s commuting expenses; (ii) taxes and gross-up payments of $74,005 for taxable earnings for the reimbursement of the commuting expenses, and (iii) the cost of reimbursement of annual health insurance premiums and an automobile allowance that went into effect beginning October 2006, each of which is less than $10,000. The incremental cost to the Company of the commuting expense was determined by the actual expenses submitted for reimbursement by Mr. Spencer and the taxes paid.

(5)	Mr. Maggio joined the Company in January 2005 as the Director of Finance. In July 2007, the Board elected him to also serve as Interim Principal Financial Officer until such time as the Company hires a permanent Principal Financial Officer.

Grants of Plan-Based Awards in Fiscal Year 2007

During the fiscal year ended December 31, 2007, our named executive officers did not receive any grants of plan-based awards.

Material Terms of Compensation Paid in 2007

Employment Agreements

On October 4, 2006, we entered into employment agreements, effective as of October 1, 2006, with each of Michael P. Moran, our Chairman, Principal Executive Officer and President, and James G. Spencer, our former Principal Financial Officer. Mr. Moran’s annual base salary under his employment agreement is $350,000 subject to increases from time to time in the sole discretion of the Committee, and Mr. Spencer’s annual base salary under his employment agreement was $290,000.  Mr. Spencer resigned from the Company on July 20, 2007, and his employment agreement was terminated on that date.

On November 7, 2007, we entered into employment agreements, effective as of July 20, 2007, with each of Robert E. Fleckenstein, R.Ph. - Vice President, Pharmacy Operations; Anthony D. Luna – Vice President, HIV Sales and Oris Health, Inc.; and Stephen A. Maggio – Interim Chief Financial Officer.  Under the employment agreements, the annual base salaries of Messrs. Fleckenstein, Luna and Maggio are $180,000, $200,000 and $160,000, respectively, subject to increases from time to time in the sole discretion of the Committee.

The employment agreements provide that Messrs. Moran, Fleckenstein, Luna and Maggio may be awarded performance bonuses on an annual basis as determined by the Board of Directors or Committee. Nonetheless, the bonus for any year cannot exceed 40% of the executive’s base salary for that year. Messrs. Moran, Fleckenstein, Luna and Maggio are also entitled to participate in any employee benefit plans that we may from time to time have in effect for all or most of our senior executives. We will also provide Messrs. Moran, Fleckenstein and Luna with an automobile allowance of $800 per month. We provided Mr. Spencer with such automobile allowance until his employment agreement was terminated.

The employment agreement with Mr. Moran provides, and the employment agreement with Mr. Spencer provided, for an initial term of one year and automatic renewal for successive one-year periods unless notice of non-renewal is provided in writing by either party at least 90 days before the end of the then-current term. The employment agreement with Messrs. Fleckenstein, Luna and Maggio provide for a term of two years.  The terms of post-employment compensation and benefits under the employment agreements are described in further detail under the heading, “ Potential Payments Upon Termination or Change in Control” below.

Outstanding Equity Awards at 2007 Fiscal Year End Table

The following table presents information on outstanding option awards held by our named executive officers at December 31, 2007, including the number of securities underlying both exercisable and unexercisable portions of unexercised stock options, as well as the exercise price and expiration date of each outstanding option grant.

Outstanding Equity Awards at Fiscal Year End

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(#)	Option Exercise Price($)	Option Expiration Date
Michael P. Moran	305,000 100,000 50,000 10,000 (1)	— — — 40,000 (1)	n/a	0.18 1.00 3.50 8.11	02/01/09 01/11/10 07/01/12 06/28/16
Stephen A. Maggio	7,500 (2) 2,000 (1)	3,750 (2) 8,000 (1)	n/a	6.26 8.11	05/18/14 06/28/16
Robert E. Fleckenstein, R.Ph.	25,000 (3) 5,000 (1)	12,500 (3) 20,000 (1)	n/a	6.00 8.11	05/18/14 06/28/16
Anthony D. Luna	12,500 (4) 5,000 (1)	6,250 (4) 20,000 (1)	n/a	6.25 8.11	11/03/14 06/28/16
James G. Spencer (5)	87,500 (5) 10,000 (5)	— —	n/a	6.00 8.11	03/30/08 03/30/08

(1)
Reflects awards of time-vesting stock options granted under the 2002 Stock Incentive Plan, which vest as to 20% of the options on each of June 28, 2007, June 28, 2008, June 28, 2009, June 28, 2010 and June 28, 2011.

(2)
Reflects awards of time-vesting stock options granted under the 2002 Stock Incentive Plan, which vest as to 25% of the options on each of December 24, 2005, December 24, 2006, December 24, 2007 and December 24, 2008.

(3)	Reflects awards of time-vesting stock options granted under the 2002 Stock Incentive Plan, which vest as to 25% of the options on each of May 18, 2005, May 18, 2006, May 18, 2007, and May 18, 2008.

(4)
Reflects awards of time-vesting stock options granted under the 2002 Stock Incentive Plan, which vest as to 25% of the options on each of November 3, 2005, November 3, 2006, November 3, 2007 and November 3, 2008.

(5)	Reflects fully vested stock options granted under the 2002 Stock Incentive Plan.

Option Exercise and Stock Vested in Fiscal Year 2007

During the fiscal year ended December 31, 2007, our named executive officers did not exercise any options.  Our named executive officers do not hold any stock awards.

Pension Benefits

We do not maintain a pension plan.

Nonqualified Deferred Compensation

We do not maintain a nonqualified deferred compensation plan.

Potential Payments Upon Termination Or Change In Control

Payments Made Upon Termination

Regardless of the manner in which any named executive officer’s employment terminates, he may be entitled to receive amounts earned during his term of employment. Such amounts include:

•	Accrued but unpaid salary;

•	Cash in lieu of any accrued but unused vacation; and

•
90 days to exercise any vested portion of shares granted under our stock-based compensation program if the executive terminates employment for any reason other than by death or disability, or one year if the executive terminates employment by reason of death or disability.  The 2002 Stock Incentive Plan provides that options will lapse immediately if the executive’s employment is terminated by us for cause.

•	Any benefits accrued or payable to the executive under our benefit plans (in accordance with the terms of such benefit plans).

We refer to these collectively as the Accrued Benefits.

Payments Made Upon Death or Disability

In the event of the death or disability of a named executive officer, the named executive officer will also receive benefits under our disability plan or payments under our life insurance plan, as appropriate.

Payment Provisions under Employment Agreement with Messrs. Moran and Spencer

As discussed above, we have entered into an employment agreement with our Principal Executive Officer, Mr. Moran. We also had an employment agreement with Mr. Spencer, our former Principal Financial Officer through July 20, 2007.  Pursuant to these agreements, other payments or benefits may be made upon termination, as outlined below.

(a)  Termination by Allion for Cause, by the Executive without Good Reason, Death, or Notice of Non-renewal by the Executive. If we terminate the executive’s employment for Cause (as defined in the employment agreements), if the executive terminates his employment without Good Reason (as defined in the employment agreements), or if the executive provides us with notice of non-renewal, the executive is entitled to the Accrued Benefits.  Upon payment or provision of the above Accrued Benefits, we have no further obligations to the executive under the employment agreement.

(b) Termination by the Executive for Good Reason, by Allion Without Cause, or Notice of Non-renewal by Allion. If the executive terminates his employment with us for Good Reason or if we terminate the executive’s employment without Cause, or if we terminate the executive’s employment by reason of having delivered a notice of non-renewal, the executive is entitled to:

•	the Accrued Benefits;

•
continuation of salary at the rate in effect on the termination date that would have been paid to him as if there had been no termination, through the expiration of the then-current term, payable according to our normal payroll policies for senior executives;

•	$350,000, in the case of Mr. Moran, and $290,000, in the case of Mr. Spencer, payable in a lump sum within five business days after the termination date; and

•
continuation of group health plan benefits to the extent authorized by and consistent with 29 U.S.C. § 1161 et seq., commonly known as COBRA, with the cost of the regular premium for such benefits shared in the same relative proportion by us and the executive as in effect on the termination date, provided that the executive’s entitlements under COBRA will terminate as of the date of commencement of eligibility for health insurance pursuant to other employment or self-employment.

In the case of Mr. Spencer, if he had terminated his employment for Good Reason (as defined in his employment agreement), he would have been eligible for accelerated vesting of all options to purchase shares of common stock of the Company.

After the executive’s right to cost-sharing of COBRA benefits ceases under the employment agreement, the executive will have the right to receive COBRA continuation entirely at the executive’s own cost to the extent that the executive may continue to be entitled to COBRA continuation.

(c) Disability. If the executive is physically or mentally disabled so as to be unable to perform substantially all of the essential functions of the executive’s then-existing position or positions under the employment agreement with or without reasonable accommodation, the Board of Directors may remove the executive from any responsibilities and/or reassign the executive to another position with the Company for the remainder of the term or during the period of such disability. Notwithstanding any such removal or reassignment, the executive will continue to be employed by us and continue to receive his salary (less any disability pay or sick pay benefits to which the executive may be entitled under the Company’s plans and policies) and other compensation and benefits pursuant to the employment agreement (except to the extent that the executive may be ineligible for one or more such benefits under applicable plan terms) until the earlier of (i) the date that is six months after the onset of the disability or (ii) the termination of the then-current term, at which time the employment agreement will terminate and the executive will be entitled only to the Accrued Benefits. There are no additional severance payments or benefits payable upon a termination by reason of disability.

Mr. Moran’s Termination of Employment Following a Change in Control

In the event Mr. Moran resigns for any reason within 30 days following a change in control of the Company, he will be entitled to the payments outlined above under “Termination by the Executive for Good Reason, by Allion Without Cause, or Notice of Non-renewal by Allion”.

  “Change in Control” shall mean the occurrence of one or more of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act becomes a “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act) (other than us, any trustee or other fiduciary holding securities under an employee benefit plan of ours, or any corporation owned, directly or indirectly, by our stockholders, in substantially the same proportions as their ownership of our stock), directly or indirectly, of our securities, representing fifty percent (50%) or more of the combined voting power of our then-outstanding securities; or

(ii) Persons who, as of the effective date of the employment agreement, constituted the Board of Directors, or the Incumbent Board (as defined in the employment agreements), cease for any reason including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board of Directors, provided that any person becoming a director subsequent to the effective date whose election was approved by at least a majority of the directors then comprising the Incumbent Board shall, for purposes of a change in control, be considered a member of the Incumbent Board; or

     (iii) Our stockholders approve a merger or consolidation with any other corporation or other entity, other than (1) a merger or consolidation that would result in our voting securities outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” acquires more than fifty percent (50%) of the combined voting power of our then-outstanding securities; or

     (iv) Our stockholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by us of all or substantially all of our assets.

Payment Provisions under Employment Agreement with Messrs. Fleckenstein, Luna and Maggio

We have entered into an employment agreement with Messrs. Fleckenstein, Luna and Maggio.  Pursuant to these agreements, payments or benefits may be made upon termination as outlined below.

(a)  Termination by Allion for Cause, by the Executive without Good Reason or Death. Upon a termination by us for Cause (as defined in the employment agreements), by the executive without Good Reason (as defined in the employment agreements) or upon the executive’s death, the executive is entitled to receive the Accrued Benefits.

(b) Termination by the Executive for Good Reason, by Allion Without Cause.  Upon a termination by the executive for Good Reason within 90 days after the occurrence of an uncured event of Good Reason or by us without Cause including any such termination that occurs within 12 months following a Change in Control, the executive is entitled to receive:

•	Accrued Benefits;

•	continuation of his then-current salary for a period of one year following the termination date;

•	accelerated vesting of all options; and

•
continuation of group health plan benefits pursuant to COBRA, with the cost of the regular premium for such benefits shared in the same relative proportion by us and the executive as in effect on the termination date, for the earlier of one year or the date of commencement of eligibility for health insurance pursuant to other employment or self-employment.

(c) Disability.  If the executive becomes disabled, the Board of Directors may remove the executive from any responsibilities and/or reassign the executive to another position with the Company for the remainder of the term or during the period of such disability. Notwithstanding any such removal or reassignment, the executive will continue to be employed by us and continue to receive his salary (less any disability pay or sick pay benefits to which the executive may be entitled under the Company’s plans and policies) and other compensation and benefits pursuant to the employment agreement (except to the extent that the executive may be ineligible for one or more such benefits under applicable plan terms) until the earlier of (i) the date that is six months after the onset of the disability, or (ii) the termination of the then-current term, at which time the employment agreement will terminate and the executive will be entitled only to the Accrued Benefits. There are no additional severance payments or benefits payable upon a termination by reason of disability.

Additionally, the executive’s options vest upon a Change in Control, regardless of whether his employment is terminated.

Restrictive Covenants

Pursuant to the employment agreements, the named executive officers are subject to confidentiality provisions during the term of employment with the Company and after termination of employment.  Additionally, the named executive officers are subject to certain non-compete and non-solicitation obligations during the term of employment with the Company and for a one-year period following termination of employment. Notwithstanding the foregoing, if the employment agreement is terminated by the Company without Cause or by the executive for Good Reason, or, additionally for Mr. Moran, if his employment is terminated after delivery of a notice of non-renewal of the employment agreement, the executive will no longer be bound by the non-competition restrictions.

Potential Payments upon Termination of Employment

The tables below reflect the approximate amount of compensation payable to each of our named executive officers in the event of termination of such executive’s employment by us with or without Cause, by the executive with or without Good Reason, following a change of control and in the event of disability or death.  The amounts shown assume that such termination was effective as of December 31, 2007, and thus includes amounts earned through such time and are estimates of the amounts that would be paid to the executives upon their termination. The actual amounts to be paid can only be determined at the time of such executive’s separation from the Company. The amounts in the table exclude distributions under our 401(k) retirement plan that is generally available to all salaried employees.  The amounts in the table also exclude the value of equity awards that were vested by their terms on December 31, 2007.

Michael P. Moran
Executive Benefit and Payments upon Termination	Termination by the Company for Cause, by the Executive without Good Reason, or Notice of Non-renewal by the Executive	Death	Termination by the Executive for Good Reason (including a Change in Control), by the Company without Cause, or Notice of Non-renewal by the Company	Disability
Accrued Benefits (1)	$35,895	$385,895	$35,895	$35,895
Cash Severance	n/a	n/a	$291,667 (2)	$170,580 (3)
Lump sum payment	n/a	n/a	$350,000	n/a
Shared COBRA premiums (4)	n/a	n/a	$9,315	n/a
Value of accelerated unvested options (5)	$0	$0	$0	$0
Total	$35,895	$385,895	$686,877	$206,475

(1)
Includes the Accrued Benefits as described above.  Upon the executive’s death, the executive’s beneficiaries will also receive a death benefit of $350,000 pursuant to the life insurance coverage equal to one year’s salary provided by the Company.

(2)	Represents continuation of base salary to expiration of the current term, and assumes his current term will expire on October 1, 2008.

(3)
The executive will continue to be employed by us and continue to receive his salary (less any disability pay or sick pay benefits to which the executive may be entitled under the Company’s plans and policies) until the earlier of (i) the date that is 6 months after the onset of the disability, or (ii) the termination of the then-current term, at which time the employment agreement will terminate and the executive will be entitled only to the Accrued Benefits.

(4)
Reflects the lump sum present value of maximum monthly premiums, which assumes the maximum monthly premiums payable by us and that the executive does not become employed prior to the end of the term of the employment agreement.

(5)
Assumes that the Compensation Committee accelerates the vesting of Mr. Moran’s outstanding unvested stock options, using the closing price of the Company’s stock on December 31, 2007, which was $5.49. For purposes of this calculation, outstanding unvested options having an exercise price greater than the closing price of our common stock on such date have a value of $0.

Robert E. Fleckenstein
Executive Benefit and Payments upon Termination	Termination by the Employer for Cause or by the Executive without Good Reason	Death	Termination by the Executive for Good Reason or by the Employer without Cause (including any such termination that occurs within 12 months of a Change in Control)	Disability
Accrued Benefits (1)	$25,096	$205,093	$25,096	$25,096
Cash Severance	n/a	n/a	$180,000 (2)	$85,580 (3)
Shared COBRA premiums (4)	n/a	n/a	$16,257	n/a
Value of accelerated unvested options (5)	n/a	n/a	$0	n/a
Total	$25,096	$205,093	$221,353	$110,676

(1)
Includes the Accrued Benefits as described above.  Upon the executive’s death, his beneficiaries will also receive a death benefit of $180,000 pursuant to the life insurance coverage equal to one year’s salary provided by the Company.

(2)	Represents one year of current base salary.

(3)
The executive will continue to be employed by us and continue to receive his salary (less any disability pay or sick pay benefits to which the executive may be entitled under the Company’s plans and policies) until the earlier of (i) the date that is 6 months after the onset of the disability, or (ii) the termination of the then-current term, at which time the employment agreement will terminate and the executive will be entitled only to the Accrued Benefits.

(4)
Reflects the lump sum present value of maximum monthly premiums, which assumes the maximum monthly premiums paid by us and that the executive does not become employed prior to the end of the term of the employment agreement.

(5)
Reflects the value of unvested option awards which vest upon the occurrence of the executive’s termination of employment without cause or for good reason, using the closing price of the Company’s stock on December 31, 2007, which was $5.49. For purposes of this calculation, outstanding unvested options having an exercise price greater than the closing price of our common stock on such date have a value of $0.

Anthony D. Luna
Executive Benefit and Payments upon Termination	Termination by the Employer for Cause or by the Executive without Good Reason	Death	Termination by the Executive for Good Reason or by the Employer without Cause (including any such termination that occurs within 12 months of a Change in Control)	Disability
Accrued Benefits (1)	$21,154	$221,154	$21,154	$21,154
Cash Severance	n/a	n/a	$200,000 (2)	$95,580 (3)
Shared COBRA premiums (4)	n/a	n/a	$11,012	n/a
Value of accelerated unvested options (5)	n/a	n/a	$0	n/a
Total	$21,154	$221,154	$232,166	$116,734

(1)
Includes the Accrued Benefits as described above.  Upon the executive’s death, his beneficiaries will also receive a death benefit of $200,000, pursuant to the life insurance coverage provided by the Company equal to one year’s salary.

(2)	Represents one year of current base salary.

(3)
The executive will continue to be employed by us and continue to receive his salary (less any disability pay or sick pay benefits to which the executive may be entitled under the Company’s plans and policies) until the earlier of (i) the date that is 6 months after the onset of the disability, or (ii) the termination of the then-current term, at which time the employment agreement will terminate and the executive will be entitled only to the Accrued Benefits.

(4)
Reflects the lump sum present value of maximum monthly premiums, which assumes the maximum monthly premiums paid by us and that the executive doesn’t become employed prior to the end of the term of the employment agreement.

(5)
Reflects the value of unvested equity awards which vest upon the occurrence of the executive’s termination of employment without cause or for good reason, using the closing price of the Company’s stock on December 31, 2007, which was $5.49. For purposes of this calculation, outstanding unvested options having an exercise price greater than the closing price of our common stock on such date have a value of $0.

Stephen A. Maggio
Executive Benefit and Payments upon Termination	Termination by the Employer for Cause or by the Executive without Good Reason	Death	Termination by the Executive for Good Reason or by the Employer without Cause (including any such termination that occurs within 12 months of a Change in Control)	Disability
Accrued Benefits (1)	$14,615	$174,615	$14,615	$14,615
Cash Severance	n/a	n/a	$160,000 (2)	$75,580 (3)
Shared COBRA premiums (4)	n/a	n/a	$15,283	n/a
Value of Accelerated Unvested Options (5)	n/a	n/a	$0	n/a
Total	$14,615	$174,615	$189,898	$90,195

(1)
Includes the Accrued Benefits as described above.  Upon the executive’s death, his beneficiaries will also receive a death benefit of $160,000 pursuant to the life insurance coverage equal to one year’s salary provided by the Company.

(2)	Represents one year of current base salary.

(3)
The executive will continue to be employed by us and continue to receive his salary (less any disability pay or sick pay benefits to which the executive may be entitled under the Company’s plans and policies) until the earlier of (i) the date that is 6 months after the onset of the disability, or (ii) the termination of the then-current term, at which time the employment agreement will terminate and the executive will be entitled only to the Accrued Benefits.

(4)
Payment of the shared COBRA premiums assumes the lump sum present value of maximum monthly premiums, which assumes the maximum monthly premiums paid by us and that the executive does not become employed prior to the end of the term of the employment agreement.

(5)
Represents the value of unvested equity awards which vest upon the occurrence of the executive’s termination of employment without cause or for good reason, using the closing price of the Company’s stock on December 31, 2007, which was $5.49.  For purposes of this calculation, outstanding unvested options having an exercise price greater than the closing price of our common stock on such date have a value of $0.

James G. Spencer

Mr. Spencer received consulting fees of $2,625 for services through December 31, 2007.   Mr. Spencer did not receive severance or any amount in connection with his termination of employment.

Potential Payments upon a Change in Control

Pursuant to their employment agreements, Messrs. Fleckenstein’s, Luna’s and Maggio’s outstanding unvested stock options will vest upon the occurrence of a change in control.  Mr. Moran’s outstanding unvested stock options are subject to vesting at the discretion of the Compensation Committee.  Other than the acceleration of their stock options, our named executive officers would not receive any payment upon the occurrence of a change in control absent a termination of employment, as described above.

Each of our named executive officers’ outstanding unvested stock options has an exercise price of greater than $5.49, which was the closing price of our common stock on December 31, 2007.  For purposes of this calculation, outstanding options having an exercise price greater than the closing price of our common stock on December 31, 2007, have a value of $0. As a result, our named executive officers would not receive any payment in connection with the acceleration of their stock options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Transactions with Related Persons

There were no transactions with related persons in fiscal 2007.

Subsequent to fiscal 2007, we entered into the following transactions with related persons in connection with the acquisition of Biomed America, Inc., or Biomed, as described on page 33 of this Proxy Statement:

Promissory Note Held by Raymond A. Mirra.  On April 4, 2008, we assumed indebtedness of Biomed, which is payable to Raymond A. Mirra, Jr. pursuant to a promissory note, dated October 5, 2007, executed in favor of Mr. Mirra.  The promissory note is for the principal amount of $3,000,000 plus interest at a rate of 6% per annum.  Mr. Mirra is considered a related person by virtue of his ownership of Parallex LLC. Parallex LLC is a related person as a result of its beneficial ownership of more than 5% of the outstanding shares of our common stock.  Subject to subordination of any payments under this promissory note pursuant to a subordination agreement with CIT Healthcare LLC, the principal amount of $3,000,000 plus interest is payable in full upon written demand by Mr. Mirra, together with all unpaid interest accrued prior to the date of the written demand.  There were no principal and interest payments made to Mr. Mirra since April 4, 2008.  The total amount outstanding under the promissory note as of April 16, 2008 is $3,000,000. The largest aggregate amount of principal outstanding since April 4, 2008 was $3,000,000.

Promissory Notes Held by and Transition Services Agreement with RAM Capital Group, LLC.  Also in connection with the acquisition of Biomed on April 4, 2008, we assumed indebtedness of Biomed, which is payable to RAM Capital Group, LLC, or RAM Capital, pursuant to two promissory notes executed in favor of RAM Capital.  In addition, we entered into a transition services agreement with RAM Capital immediately following the acquisition of Biomed.  Mr. Mirra, a related person, is the sole owner of RAM Capital and therefore has an interest in the full value of the two promissory notes and the transition services agreement described below.

The first promissory note, dated September 30, 2006 for the principal face amount of $175,000, is executed by Apogenics Healthcare, Inc. in favor of RAM Capital.  This promissory note includes a line of credit that permits us to request up to $250,000 in additional funds, which was subsequently drawn down prior to the Merger.  The promissory note accrues interest at a rate of 6% per annum.  Biomed assumed the promissory note indebtedness upon the merger of Apogenics Healthcare, Inc. into Biomed on December 31, 2007.  There were no principal or interest payments made to Mr. Mirra since April 4, 2008.  The total amount outstanding under this promissory note as of April 16, 2008 is $425,000. The largest aggregate amount of principal outstanding since April 4, 2008, was $425,000.  Any payments to be made under this promissory note are subject to subordination pursuant to a subordination agreement with CIT Healthcare LLC.

The second promissory note, dated December 31, 2007 for the principal face amount of $218,535, is executed by Biomed and certain of its subsidiaries in favor of RAM Capital.  This promissory note includes a line of credit that permits us to request up to $400,000 in additional funds, which would be added to any principal amount outstanding.  The promissory note accrues interest at a rate of 6% per annum.  There were no principal or interest payments made to Mr. Mirra since April 4, 2008.  The total amount outstanding under the promissory note as of April 16, 2008 is $218,535. The largest aggregate amount of principal outstanding since April 4, 2008, was $218,535.  Any payments to be made under this promissory note are also subject to subordination pursuant to a subordination agreement with CIT Healthcare LLC.

Prior to our acquisition of Biomed, RAM Capital provided various services to Biomed and its subsidiaries.  We entered into the transition services agreement in order for RAM Capital to assist in the transition of Biomed’s business to us following the acquisition.  The agreement requires payments of $10,000 per month plus certain expenses to RAM Capital for each month in which it provides services to us.  The initial term of the agreement is for twelve months and may be extended upon the mutual agreement of RAM Capital and us.

Earn Out Payment to Former Biomed Stockholders and Certain Indemnification Obligations.  Furthermore, in connection with the acquisition of Biomed, we (i) may be obligated to pay the former stockholders of Biomed an earn out payment more fully described below,      (ii) provided customary indemnification obligations in favor of Parallex LLC, a related person by virtue of its ownership interest in Allion, and (iii) received customary indemnifications from Parallex and Mr. Mirra.  Parallex’s interest, and therefore Mr. Mirra’s interest, in any earn out payment is equal to 66% of the total earn out payment paid to the former stockholders of Biomed.

We may make an earn out payment in 2009 if the Biomed business we acquired achieves certain financial performance benchmarks during the first full twelve calendar months beginning May 1, 2008.  Subject to certain exceptions, (i) the first $42.0 million of any earn out payment will be payable one-half in cash and one-half in Series A-1 Preferred Stock and (ii) any earn out payment exceeding $42.0 million will be payable in a mixture of cash and Series A-1 Preferred Stock, to be determined in our sole discretion.  Subject to our ability to pay the cash portion of any earn out payment out of available cash on hand, net of reasonable reserves, together with sufficient availability under any credit facility extended to us, we may pay the cash portion of any earn out payment either by issuing (i) promissory notes or (ii) shares of Series A-1 Preferred Stock.  In the event that Proposal 2 of this Proxy Statement is approved at the Annual Meeting or otherwise approved prior to May 1, 2009, any shares of Series A-1 Preferred Stock to be issued as part of the earn out payment will be issued in shares of our common stock.  Under no circumstances, however, will we be required to issue our capital stock in an amount that would result in the former stockholders of Biomed collectively holding in excess of 49% of (i) our then-outstanding capital stock or (ii) our capital stock with the power to direct the Company’s management and policies.

For purposes of determining the number of shares of capital stock to be issued in connection with any earn out payment, we will divide the portion of the earn out payment to be paid in our capital stock, which we refer to as the Earn Out Share Amount, by the most recent 10-day average of the closing price of our common stock as of the last day of the earn out period.  Notwithstanding the prior sentence, (i) in the event the most recent 10-day average of the closing price of our common stock is less than $8.00 per share, which we refer to as the Floor Amount, then the number of shares of our capital stock to be issued shall be the quotient obtained by dividing the Earn Out Share Amount by the Floor Amount and (ii) in the event the most recent 10-day average of the closing price of our common stock is greater than $10.00 per share, which we refer to as the Ceiling Amount, then the number of shares of our capital stock to be issued shall be the quotient obtained by dividing the Earn Out Share Amount by the Ceiling Amount.

Review and Approval of Transactions with Related Persons

Our Board of Directors has adopted the Allion Healthcare, Inc. Statement of Policy with respect to Related Person Transactions, which sets forth in writing the policies and procedures for the review, approval or ratification of any transaction (or any series of similar transactions) in which we, including any of our subsidiaries, were, are or will be a participant, in which the amount involved exceeds $5,000, and in which any related person had, has or will have a direct or indirect material interest. For purposes of the policy, a “related person” is:

•	Any person who is, or at any time since the beginning of our last fiscal year was, our executive officer or director or a nominee to become one of our directors;

•	Any stockholder beneficially owning in excess of 5% of our outstanding common stock;

•	Any immediate family member of any of the foregoing persons; or

•
Any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

Other than a transaction involving compensation that is approved by our Compensation Committee, we will only consummate or continue a related person transaction if it has been approved or ratified by our Audit Committee in accordance with the guidelines set forth in the policy and the transaction is on terms comparable to those that could be obtained in arm’s length dealings with unrelated third parties.

Our Board of Directors has determined that the Audit Committee is best suited to review and approve related person transactions. Prior to the consummation or material amendment of a related person transaction, our Audit Committee reviews the transaction and considers all relevant facts and circumstances, including, but not limited to:

•	The benefits to us from the transaction;

•	The impact on a director’s independence, if applicable;

•	The availability of other sources for comparable products or services;

•	The terms of the transaction; and

•	The terms available to unrelated third parties or employees generally.

The Audit Committee approves only those related person transactions that are in, or are not inconsistent with, the best interests of our company and our stockholders. If a related person transaction is ongoing or completed and was not previously approved, it is promptly submitted to our Audit Committee for review and consideration. Based on the conclusions reached, our Audit Committee evaluates all options, including, but not limited to, ratification, amendment, rescission or termination of the related person transaction.

PROPOSAL 2: APPROVAL OF THE ISSUANCE OF COMMON STOCK UPON THE CONVERSION OF OUR CURRENTLY OUTSTANDING SERIES A-1 PREFERRED STOCK

Summary

On April 4, 2008, we and our newly-formed subsidiary, Biomed Healthcare, Inc., a Delaware corporation, which we refer to as Merger Sub, completed the acquisition of Biomed America, Inc., a Delaware corporation, which we refer to as Biomed, whereby Biomed merged with and into Merger Sub, with Merger Sub as the surviving entity and constituting a wholly owned subsidiary of Allion.  We refer to the merger of Biomed with Merger Sub as the Merger.

At the effective time of the Merger, all of the capital stock of Biomed held by its various stockholders, or the Former Biomed Stockholders, was delivered to Merger Sub in exchange for merger consideration equal to $48.0 million in cash and a combined total of 9,349,959 shares of our common stock and a new series of our preferred stock, Series A-1 Preferred Stock.  The total number of shares of our common stock issued at closing was 3,224,511, and the total number of shares of Series A-1 Preferred Stock issued at closing was 6,125,448.  The number of shares of our common stock issued at closing as part of the merger consideration equaled approximately 19.9% of our common stock outstanding immediately prior to the Merger.  We may be required under the terms of the merger agreement to also make an earn out payment to the Former Biomed Stockholders, which may include either (i) an additional issuance of common stock if this Proposal 2 is approved or (ii) an additional issuance of Series A-1 Preferred Stock if this Proposal 2 is not approved.

The Series A-1 Preferred Stock is currently not convertible into our common stock but will automatically convert on a one-to-one basis into our common stock if the issuance of common stock upon the conversion is approved pursuant to this Proposal 2.  We undertook in the merger agreement with Biomed to seek stockholder approval at the earliest practicable date following the closing of the Merger in order to convert the Series A-1 Preferred Stock to our common stock.

Why We Are Seeking Stockholder Approval

NASDAQ rule 4350(i)(1)(C)(ii) requires us to obtain stockholder approval prior to certain current or potential issuances of our common stock or securities convertible into our common stock where, in the aggregate, the issuance would result in an increase in our outstanding common stock of 20% or more.  In order to comply with this rule, we agreed in the merger agreement with Biomed to seek stockholder approval for the conversion of the Series A-1 Preferred Stock.

As part of the merger consideration for our acquisition of Biomed, we issued 3,224,511 shares of our common stock to the Former Biomed Stockholders, which represented approximately 19.9% of our common stock outstanding immediately prior to the Merger.  Conversion of the 6,125,448 shares of Series A-1 Preferred Stock would result in the Former Biomed Stockholders receiving an additional 6,125,448 shares of our common stock for a total of 9,349,595 shares of our common stock, representing approximately 36.6% of our common stock outstanding assuming approval of this Proposal 2.  Because the conversion of the Series A-1 Preferred Stock into our common stock would result in an aggregate issuance in excess of the 20% threshold, the terms of the Series A-1 Preferred Stock issued to the Former Biomed Stockholders provide that the conversion is subject to stockholder approval in accordance with NASDAQ rules.

As required by NASDAQ and the Stockholders’ Agreement, dated April 4, 2008, between the Former Biomed Stockholders and Allion, shares of our common stock held by the Former Biomed Stockholders may not be voted on this Proposal 2.  Therefore, the approval of this Proposal 2 requires a majority of the votes cast by our stockholders other than the Former Biomed Stockholders.

Summary of the Current Rights and Terms of the Series A-1 Preferred Stock

Among other rights and terms, the Series A-1 Preferred Stock have the rights discussed below.  The full set of rights and terms of the Series A-1 Preferred Stock is set forth in the Certificate of Designation of Series A-1 Preferred Stock, filed by us with the Secretary of State of the State of Delaware on April 4, 2008 and subsequently filed with the SEC as an exhibit to our Current Report on Form 8-K filed on April 10, 2008.  The Certificate of Designation of Series   A-1 Preferred Stock is included within Appendix A attached to this Proxy Statement.

Non-convertible Without Stockholder Approval.  The Series A-1 Preferred Stock is non-convertible until such time as our stockholders approve its conversion into shares of our common stock.  We agreed to seek such approval at the earliest practicable date following the closing of the Merger.  If our stockholders fail to approve the issuance of common stock upon the conversion, we have agreed to seek such approval at our 2009 and 2010 annual meetings of stockholders, unless approved prior to those meetings.  The Former Biomed Stockholders are not permitted to vote any of their shares of Allion capital stock in connection with the conversion of the Series A-1 Preferred Stock.

Non-voting.  Except as required by applicable law, the holders of Series A-1 Preferred Stock have no voting rights.

Redemption.  The shares of Series A-1 Preferred Stock are not redeemable either at the election of Allion or any of the Former Biomed Stockholders.

Dividends.  The holders of Series A-1 Preferred Stock are entitled to receive dividends at a rate per share of 18% per annum of the Original Issue Price of $5.50 per share (subject to adjustments for, among other events, stock splits and business combinations), which shall accrue until paid. The dividends will not be paid and will terminate and cease to accrue in the event that the Series A-1 Preferred Stock converts to common stock.

Liquidation Preference.  In the event of a sale of all or substantially all of the assets of Allion, a merger or other business combination resulting in a change of control of Allion, a sale of 50% or more of the capital stock of Allion to any holder or group of related holders, or a dissolution of Allion, the holders of Series A-1 Preferred Stock will be entitled to receive, prior and in preference to any distribution of the proceeds to holders of our common stock or any junior series of preferred stock, the greater of an amount per share equal to (i) the Original Issue Price plus any accrued but unpaid dividends and (ii) the amount per share of proceeds that a holder of Allion common stock would receive as part of the transaction or event.

   Protective Provisions.  The terms of the Series A-1 Preferred Stock also contain certain restrictive provisions that prohibit us from taking certain actions, such as (i) altering or changing the rights, privileges, or preferences of the Series A-1 Preferred Stock, (ii) increasing or decreasing (other than by conversion) the total number of authorized or issued shares of Series A-1 Preferred Stock, (iii) authorizing or issuing any equity security having a preference over or on parity with the Series A-1 Preferred Stock with respect to dividends or liquidation, (iv) amending our charter or bylaws in a manner detrimental to the rights of the holders of Series A-1 Preferred Stock, (v) redeeming, purchasing or otherwise acquiring any shares of our common stock or any series of our preferred stock other than Series A-1 Preferred Stock or (vi) declaring, making or paying any distribution or dividend with respect to our common stock or any series of our preferred stock other than Series A-1 Preferred Stock, without first obtaining the prior written approval of at least 51% of the then-outstanding shares of Series A-1 Preferred Stock.

Additional Rights and Terms Related to Stock Issued to the Former Biomed Stockholders

Upon completion of the Merger, we entered into the Stockholders’ Agreement with the Former Biomed Stockholders, which grants certain demand and piggyback registration rights with respect to resales of the shares of our common stock issued in the Merger and the shares of our common stock into which the Series A-1 Preferred Stock may convert.

Pursuant to the Stockholders’ Agreement and in connection with this Annual Meeting, as well as the annual meetings of stockholders to be held during the next two calendar years (unless the Former Biomed Stockholders fail to hold in the aggregate at least 15% of our common stock on an as-converted basis), the Former Biomed Stockholders as a group have the right to nominate two of the six members of our Board of Directors, subject to approval by our Nominating and Corporate Governance Committee and a majority of the other members of our Board of Directors.

In connection with our annual meeting of stockholders to be held during the calendar years ending December 31, 2008, 2009 and 2010, the Former Biomed Stockholders must vote all of their common stock in favor of the nominees for director designated by our Board of Directors or any committee thereof.  On votes relating to matters other than the election of directors, subject to certain exceptions, the Stockholders’ Agreement includes an additional voting restriction so long as the Former Biomed Stockholders collectively hold greater than 35% of our outstanding common stock (but in no event for longer than the standstill period described below) that requires shares exceeding the 35% threshold percentage to be voted as recommended by our Board of Directors or in proportion to the votes cast with respect to the shares of our common stock not held by the Former Biomed Stockholders.

The Stockholders’ Agreement also includes certain restrictions on the transfer of our capital stock held by the Former Biomed Stockholders and a five-year standstill provision applicable to Parallex LLC, the majority owner of Biomed prior to the Merger, and any assignee of Parallex LLC.  The standstill provision is subject to the Former Biomed Stockholders holding at least 10% of our common stock on an as-converted basis.

Consequences of Not Approving the Conversion of the Series A-1 Preferred Stock to Common Stock

If this Proposal 2 is not approved, all outstanding shares of Series A-1 Preferred Stock would remain outstanding as Series A-1 Preferred Stock and would not automatically convert to shares of our common stock.

Dividends and Liquidation Preference. The holders of the Series A-1 Preferred Stock will continue to be entitled to receive dividends at a rate of 18% per annum of the Original Issue Price of $5.50 per share (subject to adjustments), with any unpaid dividends accruing until paid.  The holders of Series A-1 Preferred Stock will also continue to be entitled to the liquidation preference, prior and in preference to any distribution of the proceeds to holders of our common stock or any junior series of preferred stock, of the greater of an amount per share equal to (i) the Original Issue Price plus any accrued but unpaid dividends and (ii) the amount per share of proceeds that a holder of our common stock would receive as part of the transaction or event, in the event of a sale of all or substantially all of the assets of Allion, a merger or other business combination resulting in a change of control of Allion, a sale of 50% or more of the capital stock of Allion to any holder or group of related holders, or a dissolution of Allion.

   Resubmission for Approval.  If our stockholders do not approve this Proposal 2 at the Annual Meeting, we are obligated to resubmit this proposal for stockholder approval for our 2009 and 2010 annual meetings of stockholders.

  Earn Out Payment. If this Proposal 2 is not approved, the capital stock component of any earn out payment payable by us to the Former Biomed Stockholders pursuant to the terms of the merger agreement will be payable in additional shares of the Series A-1 Preferred Stock.

Consequences of Approving the Conversion of the Series A-1 Preferred Stock to Common Stock

If this Proposal 2 is approved, all outstanding shares of Series A-1 Preferred Stock will automatically convert to shares of our common stock.

Conversion Terms and Mechanics.  Each share of Series A-1 Preferred Stock will, if this Proposal 2 is approved, automatically convert into one share of our common stock (subject to adjustments for, among other events, stock splits and business combinations).  Thus, the 6,125,448 shares of Series A-1 Preferred Stock issued in the Merger will convert to 6,125,448 shares of our common stock, resulting in the Former Biomed Stockholders beneficially owning a total of 9,349,595 shares of our common stock, which would represent approximately 36.6% of our common stock outstanding assuming approval of this Proposal 2.

The persons holding shares of Series A-1 Preferred Stock on the date of stockholder approval of the conversion will be treated for all purposes as the record holders of our common stock as of that date.  After that date, each holder of Series A-1 Preferred Stock must surrender its certificate(s) for shares of Series A-1 Preferred Stock to us, and we will issue new certificates for the number of shares of our common stock to which such holder is entitled.  The failure of a holder of Series A-1 Preferred Stock to deliver its certificate(s), however, will not affect the conversion of such shares into our common stock.

Dilutive Effect.  If this Proposal 2 is approved and the Series A-1 Preferred Stock is converted to our common stock, our stockholders immediately prior to the conversion will incur dilution in their ownership of our common stock.  As of April 4, 2008, approximately 19,428,177 shares of common stock were outstanding.  A total of approximately 25,553,625 shares of our common stock would be outstanding following the conversion of the Series A-1 Preferred Stock, of which approximately 9,349,959, or 36.6%, would be held by the Former Biomed Stockholders (including 3,224,511 shares of common stock issued at the time of the Merger).

Dividends and Rights.  Upon conversion of the Series A-1 Preferred Stock, our obligation to pay 18% annual dividends on the shares of Series A-1 Preferred Stock would be eliminated and no portion of any such dividends would be payable in connection with the conversion.  In addition, the holders of the Series A-1 Preferred Stock would no longer have a liquidation preference and the protective provisions set forth in the Certificate of Designation would no longer apply.

Earn Out Payment.  If this Proposal 2 is approved, the capital stock component of any earn out payment payable by us to the Former Biomed Stockholders pursuant to the terms of the merger agreement will be payable in additional shares of our common stock.

Interests of Significant Former Biomed Stockholder

Parallex LLC, which we refer to as Parallex, is a Delaware limited liability company and one of the Former Biomed Stockholders.  Parallex is owned and controlled by Raymond A. Mirra, Jr. and beneficially owns 2,128,189 shares of our common stock, which represents approximately 11% of the outstanding shares of our common stock.  Parallex also beneficially owns 4,042,810 shares of Series A-1 Preferred Stock, which represents 66% of the outstanding shares of Series A-1 Preferred Stock.

   If this Proposal 2 is approved, Parallex’s shares of Series A-1 Preferred Stock will convert into 4,042,810 shares of our common stock (subject to adjustments).  Parallex would then hold a total of 6,170,999 shares of our common stock, or approximately 24% of our outstanding common stock after conversion of all shares of Series A-1 Preferred Stock.

Based on representations made by Parallex in its Schedule 13D beneficial ownership statements filed with the SEC on April 14, 2008, and based on restrictions contained in the merger agreement and the Stockholders’ Agreement to which Parallex is a party, we do not believe that Parallex or Mr. Mirra, either individually or together, has any present intention to take actions likely to affect the control of our Board of Directors or management or our structure.  Specifically, the Stockholders’ Agreement includes a standstill provision applicable to Parallex and any assignee of Parallex, for a period ending on the earlier of April 4, 2013 or the date on which the Former Biomed Stockholders collectively beneficially own at least 10% of our common stock on an as-converted basis, restricting certain actions such as, among other things, acquiring additional shares of our common stock except as part of any earn out payment, soliciting or participating in the solicitation of proxies with respect to our common stock or taking any action seeking control of Allion.  However, subject to the standstill provisions set forth in the Stockholders’ Agreement, Mr. Mirra and Parallex could change their intentions in the future and could potentially seek to take actions that would affect control of the Company.  Therefore, a vote in favor of this Proposal 2 to authorize the conversion of Series A-1 Preferred Stock and the resulting issuance of common stock should also be considered a vote to significantly increase the ability of Parallex, subject to the standstill provisions set forth in the Stockholders’ Agreement, to effect a change in control of Allion due to the significant increase in its ownership of our common stock.

Additional Information

The merger agreement for the acquisition of Biomed is filed as an exhibit to our Current Report on Form 8-K, filed with the SEC on March 19, 2008.  The Certificate of Designation of Series A-1 Preferred Stock and the Stockholders’ Agreement are filed as exhibits to our Current Report on Form 8-K, filed with the SEC on April 10, 2008.  The Certificate of Designation of Series A-1 Preferred Stock is included within Appendix A attached to this Proxy Statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ISSUANCE OF COMMON STOCK UPON THE CONVERSION OF OUR CURRENTLY OUTSTANDING SERIES A-1 PREFERRED STOCK.

PROPOSAL 3: APPROVAL AND ADOPTION OF THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

The Board of Directors recommends that you approve and adopt the Second Amended and Restated Certificate of Incorporation, which is described in more detail below and attached to this Proxy Statement as Appendix A. You should read Appendix A in its entirety. The Second Amended and Restated Certificate of Incorporation was approved by the Board of Directors pursuant to a unanimous consent resolution adopted on April 18, 2008 and eliminates the authorized shares of our Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, and Series E Preferred Stock. The approval and adoption of the Second Amended and Restated Certificate of Incorporation requires the approval of a majority of the outstanding shares entitled to vote.  The Board of Directors believes that the adoption of the Second Amended and Restated Certificate of Incorporation is in the best interests of Allion and its stockholders.

The Second Amended and Restated Certificate of Incorporation would eliminate the authorized shares of, and delete the rights and preferences of, our Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, and Series E Preferred Stock. The authorized shares of, and rights and preferences of, our Series A-1 Preferred Stock, as set forth in the Certificate of Designation of Series A-1 Preferred Stock currently on file with the Secretary of State of the State of Delaware and attached to the Second Amended and Restated Certificate of Incorporation, would remain in effect.  There are no outstanding shares of our Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, and Series E Preferred Stock, and we will not issue any such shares. Except for these amendments, the Amended and Restated Certificate of Incorporation is being restated without any further changes.

The effective date of the Second Amended and Restated Certificate of Incorporation will be the date on which it is filed with the Secretary of State of the State of Delaware, which shall be on any date selected by the Board of Directors on or prior to our next annual meeting of stockholders, but in no event later than such time.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL AND ADOPTION OF THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

PROPOSAL 4:  APPROVAL OF THE ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES

We may ask our stockholders to vote on a proposal to grant discretionary authority to adjourn the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the adjournment to approve Proposals 2 or 3.  We currently do not intend to propose adjournment at the Annual Meeting if there are sufficient votes to approve Proposals 2 and 3.  The approval of a majority of the votes cast is required to approve the adjournment of the Annual Meeting for the purpose of soliciting additional proxies.  If our stockholders approve this proposal, we may adjourn the Annual Meeting and use the additional time to solicit additional proxies, including proxies from our stockholders who have previously voted against Proposal 2 or 3.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Security Ownership of Certain Beneficial Owners & Management

The following table sets forth certain information known to us with respect to beneficial ownership of our common stock as of April 4, 2008, by the following individuals or groups:

•	each of our current directors, nominees for director, and named executive officers individually;

•	all our directors, nominees and executive officers as a group; and

•	each person (or group of affiliated persons) known by us to own beneficially more than 5% of our outstanding common stock.

The percentage of beneficial ownership of Series A-1 Preferred Stock is based on 6,125,448 shares deemed outstanding as of April 4, 2008, and the percentage of beneficial ownership of common stock is based on 19,428,177 shares deemed outstanding as of April 4, 2008.  In preparing the following table, we relied upon statements filed with the SEC by beneficial owners of more than 5% of the outstanding shares of our common stock pursuant to Section 13(d) or 13(g) of the Exchange Act, unless we knew or had reason to believe that the information contained in such statements was not complete or accurate, in which case we relied upon information that we considered to be accurate and complete. We have determined beneficial ownership in accordance with the rules of the SEC. Except as otherwise indicated, we believe, based on information furnished to us, that the beneficial owners of the common stock listed below have sole voting power and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws.

	Shares Beneficially Owned
	Number	Percent	Number	Percent
Name and Addresses (1)	Series A-1 Preferred Stock		Common Stock
Directors, Nominees and Officers
John Pappajohn (2)	—	—	897,500	4.5%
Michael P. Moran (3)	—	—	465,000	2.3%
Derace Schaffer, M.D. (4)	—	—	220,000	1.1%
Robert E. Fleckenstein (5)	—	—	42,500	*
Harvey Z. Werblowsky (6)	—	—	25,000	*
Anthony D. Luna (7)	—	—	17,500	*
Stephen A. Maggio (8)	—	—	9,500	*
Russell J. Fichera	—	—	—	—
Gary P. Carpenter	—	—	—	—
William R. Miller, IV	—	—	—	—
Kevin D. Stepanuk	—	—	—	—
All directors, nominees and officers (9)	—	—	1,677,000	8.2%

5% Stockholders
Parallex LLC (10)	4,042,810	66.0%	2,128,289	11.0%
Discovery Group I, LLC (11)	—	—	1,597,800	8.2%
Gruber & McBaine Capital Management, LLC (12)	—	—	1,281,884	6.6%
Royce & Associates, LLC (13)	—	—	1,242,934	6.4%
Bonanza Capital, Ltd. (14)	—	—	995,800	5.1%

(1)	Except as otherwise noted, the address of each beneficial owner listed in the table is c/o Allion Healthcare, Inc., 1660 Walt Whitman Road, Suite 105, Melville, New York 11747.

(2)
Includes 10,000 shares of common stock under Mary Pappajohn TTEE, 20,000 shares of common stock issuable upon the exercise of options and 442,500 shares of common stock issuable upon the exercise of warrants currently exercisable or exercisable within 60 days of April 4, 2008.

(3)	Includes 465,000 shares of common stock issuable upon the exercise of options currently exercisable or exercisable within 60 days of April 4, 2008.

(4)	Includes 120,000 shares of common stock issuable upon the exercise of options currently exercisable or exercisable within 60 days of April 4, 2008.

(5)	Includes 42,500 shares of common stock issuable upon the exercise of options currently exercisable or exercisable within 60 days of April 4, 2008.

(6)	Includes 25,000 shares of common stock issuable upon the exercise of options currently exercisable or exercisable within 60 days of April 4, 2008.

(7)	Includes 17,500 shares of common stock issuable upon the exercise of options currently exercisable or exercisable within 60 days of April 4, 2008.

(8)	Includes 9,500 shares of common stock issuable upon the exercise of options currently exercisable or exercisable within 60 days of April 4, 2008.

(9)
Includes 699,500 shares of common stock issuable upon the exercise of options and 442,500 shares of common stock issuable upon the exercise of warrants currently exercisable or exercisable within 60 days of April 4, 2008.

(10)
According to a Schedule 13D filed with the SEC on April 14, 2008 jointly by Parellex LLC and Raymond A. Mirra, Jr., each of Parellex LLC and Mr. Mirra share voting and dispositive power of all such shares. Mr. Mirra is sole owner and manager of Parallex LLC. According to the Schedule 13D, Mr. Mirra’s spouse, Shauna Mirra, as custodian for Devinne Peterson, a minor, holds 4,030 of such shares of Allion. Each of Parallex LLC and Mr. Mirra disclaim beneficial ownership in the 4,030 shares. If Proposal 2 of this Proxy Statement is approved by our stockholders, each share of Series A-1 Preferred Stock will convert into one share of common stock, resulting in 25,553,625 shares of common stock outstanding. Following such conversion, Parallex LLC and Mr. Mirra will each beneficially own 6,171,099 shares of common stock, equal to 24.1% of our outstanding common stock. The address for Parallex LLC is 27181 Barefoot Boulevard, Millsboro, Delaware 19966 and the address for Mr. Mirra is 1974 Sproul Road, Suite 204, Broomall, Pennsylvania 19002.

(11)
The number of shares reported and the information included in this footnote were derived from an amended Schedule 13G filed with the SEC on February 14, 2008 jointly by Discovery Equity Partners, LP (“Discovery Partners”), Discovery Group I, LLC (“Discovery Group”), Daniel J. Donoghue and Michael R. Murphy.  According to the amended Schedule 13G, each of  Discovery Group, Messrs. Donoghue and Murphy beneficially owns 1,597,800 shares of Allion common stock, and Discovery Partners beneficially owns 1,370,661 shares of Allion common stock, with shared voting and dispositive power over all such shares, respectively.  The address for Discovery Partners, Discovery Group, Messrs. Donoghue and Murphy is 191 North Wacker Drive, Suite 1685, Chicago, Illinois 60606.

(12)
The number of shares reported and the information included in this footnote were derived from a Schedule 13G filed with the SEC on January 23, 2008 jointly by Gruber & McBaine Capital Management, LLC (“GMCM”), Jon D. Gruber, J. Patterson McBaine and Eric B. Swergold.  According to the Schedule 13G, each of GMCM and Mr. Swergold beneficially owns 1,125,532 shares of Allion common stock, with shared voting and dispositive power over all such shares; Mr. Gruber beneficially owns 1,281,845 shares of Allion common stock, with sole voting and dispositive power over 156,313 shares and shared voting and dispositive power over 1,125,532 shares; and Mr. McBaine beneficially owns 1,281,884 shares of Allion common stock, with sole voting and dispositive power over 156,312 shares and shared voting and dispositive power over 1,125,532 shares.  GMCM is an investment advisor whose clients have the right to receive or the power to direct the receipt of dividends or the proceeds from the sale of the Allion common stock.  No individual client of GMCM holds more than 5% of Allion common stock.  According to the Schedule 13G, Messrs. Gruber and McBaine are the managers, controlling persons and portfolio managers of GMCM, and GMCM and Messrs. McBaine and Swergold constitute a group under Rule 13d-5(b).  The address for GMCM and Messrs. Gruber, McBaine and Swergold is 50 Osgood Place, Penthouse, San Francisco, California 94133.

(13)
The number of shares reported and the information included in this footnote were derived from an amended Schedule 13G filed with the SEC on January 25, 2008 by Royce & Associates, LLC (“Royce”). According to the amended Schedule 13G, Royce beneficially owns 1,242,934 shares of Allion common stock and has sole voting and dispositive power over all such shares. Royce is an investment advisor whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, Allion common stock.  The interest of one account managed by Royce amounted to 913,134 shares, or 4.7% of outstanding Allion common stock.  The address for Royce is 1414 Avenue of the Americas, New York, New York 10019.

(14)
The number of shares reported and the information included in this footnote were derived from a Schedule 13G filed with the SEC on January 7, 2008 jointly by Bonanza Capital, Ltd. (“Bonanza Capital”) and Bonanza Master Fund, Ltd. (“Bonanza Master Fund”).   According to the Schedule 13G, each of Bonanza Capital and Bonanza Master Fund beneficially owns 995,800 shares of Allion common stock, with shared voting and dispositive power over all such shares.  Each of Bonanza Capital and Bonanza Master Fund disclaim beneficial ownership in the reported shares except to the extent of their pecuniary interest therein.  The address for Bonanza Capital and Bonanza Master Fund is 300 Crescent Court, Suite 250, Dallas, Texas 75201.

(15)
The number of shares reported and the information included in this footnote were derived from an amended Schedule 13G filed with the SEC on February 14, 2008 jointly by HealthInvest Global Long/Short Fund (“HealthInvest Global”) and Healthinvest Partners AB (“Healthinvest Partners”).  According to the amended Schedule 13G, each of HealthInvest Global and Healthinvest Partners beneficially owns 883,875 shares of Allion common stock.  According to the amended Schedule 13G, Healthinvest Partners has sole voting and dispositive power over all such shares, and HealthInvest Global has shared voting and dispositive power over all such shares.  Healthinvest Partners is the investment advisor and control person of HealthInvest Global, a holder of Allion common stock.  The address for HealthInvest Global and Healthinvest Partners is Arsenalsgatan 4, SE-111 47 Stockholm, Sweden.

AUDIT AND RELATED FEES

General

The Board of Directors, upon the recommendation of the Audit Committee, has appointed BDO Seidman, LLP, ("BDO Seidman"), as our independent registered public accounting firm for the fiscal year ending December 31, 2008.  BDO Seidman has audited our financial statements since fiscal 2003.  Our stockholders ratified the appointment of BDO Seidman as our independent registered public accounting firm for the fiscal year ended December 31, 2008 at our 2007 Annual Meeting of Stockholders, held on December 4, 2007.

Representatives of BDO Seidman are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees

The aggregate fees billed for professional services rendered for Allion by BDO Seidman, LLP for the years ended December 31, 2007 and 2006 were:

Type of Fees	2007	2006
Audit Fees	$689,500	$804,155
Audit-Related Fees	59,592	59,146
Tax Fees	--	6,728
All Other Fees	--	--
Total	$749,092	$870,029

Audit Fees. BDO Seidman billed us $689,500 for fiscal year 2007 and $804,155 for fiscal year 2006 for professional services rendered in connection with the following:

·	Audit of annual financial statements.

·	Reviews of quarterly financial statements.

·	Review of S-1 registration statements associated with our secondary offering.

·	Review of accounting issues related to an SEC inquiry and SEC comment letters.

·	Audit of our internal control over financial reporting for compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

Audit fees include non-recurring expenses of $18,000 and $155,656 in 2007 and 2006, respectively, for accounting fees that were primarily related to accounting issues related to the inquiry by the SEC and the SEC comment letters and the associated restatement and filing of Forms 10-K/A and Forms 10-Q/A.  Audit fees in 2006 also include non-recurring expenses associated with our secondary offering of $77,565.  Excluding these non-recurring expenses, the adjusted audit fees would have been $671,500 and $570,934 for 2007 and 2006, respectively.

Audit-Related Fees. BDO Seidman billed us $59,592 for fiscal year 2007 and $59,146 for fiscal year 2006 for professional services rendered in connection with audit-related services. The aggregate audit-related fees billed during the fiscal years ended December 31, 2007 and 2006 were primarily related to acquisition audits and reviews of filings on Form 8-K/A.

Tax Fees. BDO Seidman billed us $6,728 for fiscal year 2006 for professional services rendered in connection with tax fees. The aggregate tax fees billed during the fiscal year ended December 31, 2006 were primarily related to corporate tax returns and compensation issues associated with our acquisition of Specialty Pharmacies, Inc. in 2005. BDO Seidman did not render any professional services in connection with tax fees for fiscal year 2007.

All Other Fees. No other professional services were rendered or fees were billed by BDO Seidman for the fiscal years ended December 31, 2007 and 2006.

Audit Committee Pre-Approval Policy

As required by Section 10A(i)(1) of the Exchange Act, all non-audit services to be performed by BDO Seidman must be approved in advance by the Audit Committee, subject to certain exceptions relating to non-audit services accounting for less than 5% of the total fees paid to BDO Seidman that are subsequently ratified by the Audit Committee.

The Audit Committee approves all audit engagement fees and all other significant compensation to be paid to our independent accountant and the terms of the engagement. The Audit Committee has adopted policies and procedures for the pre-approval of the above fees. All requests for services to be provided by BDO Seidman are submitted to the Audit Committee.

None of the hours expended on the audit engagement of BDO Seidman were attributable to persons other than full-time permanent employees of BDO Seidman.

AUDIT COMMITTEE REPORT

This Audit Committee Report shall not be deemed "soliciting material," to be "filed" with the SEC, subject to Regulation 14A or 14C or to the liabilities Section 18 of the Exchange Act, except to the extent we specifically request that the information be treated as soliciting material. This report shall not be deemed incorporated by reference in any document previously or subsequently filed with the SEC that incorporates by reference all or any portion of this Proxy Statement, unless this report is specifically incorporated by reference.

In the performance of the Audit Committee’s oversight function, the Audit Committee has reviewed and discussed the audited financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2007, with management. This review included a discussion of the quality and acceptability of Allion’s financial reporting and controls. Allion’s management has the primary responsibility for the financial statements and reporting process, including our system of internal control over financial reporting. The Audit Committee relies without independent verification on the information provided to it and on such representations made by management.

The Audit Committee has discussed with BDO Seidman the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, or SAS 61, as amended by Statement on Auditing Standards No. 89, or SAS 89, and Statement on Auditing Standards No. 90. SAS 61, as amended by SAS 89 and SAS 90, requires Allion’s independent accountants to provide the Audit Committee with additional information regarding the scope and results of their audit of Allion’s financial statements, including information with respect to (i) their responsibility under generally accepted auditing standards, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management and (vi) any difficulties encountered in performing the audit. The Audit Committee has received the written disclosures from BDO Seidman required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, which provides that the independent accountants must discuss their independence with the Audit Committee and disclose in writing to the Audit Committee all relationships between the accountants and the company which, in the accountants’ judgment, reasonably may be thought to bear on their independence. The Audit Committee has discussed with BDO Seidman its independence and has determined that because there were no non-audit services performed by BDO Seidman for Allion, the accountants’ independence has been maintained.

Based upon the reports and discussions described in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Allion’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC.

                AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                Russell J. Fichera, Chairperson
                Gary P. Carpenter
                Derace Schaffer, M.D.

OTHER MATTERS

Other Matters that May Come Before the Meeting

Other than as described in this Proxy Statement, the Board of Directors has no knowledge of any other matters that may come before the Annual Meeting and does not intend to present any other matters.  However, if any other matters shall properly come before the meeting or any adjournments thereof, the persons named as proxies will have discretionary authority to vote the shares represented by any validly executed proxy cards received by them in accordance with their best judgment.  The proxy holders will also have discretionary authority upon matters incident to the conduct of the Annual Meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and certain of our officers and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership of our common stock with the SEC.

Based solely on our receipt during the 2007 fiscal year of the copies of the reports of ownership and certifications from executive officers and directors that no other reports were required for such persons, we believe that during fiscal year 2007 all filing requirements applicable to our executive officers, directors and greater than 10% stockholders were complied with on a timely basis.

Stockholder Proposals

Our Fourth Amended and Restated Bylaws provide that no business may be brought before an annual meeting except by a stockholder who (a) is entitled to vote at the annual meeting, (b) has delivered to the Secretary within the time limits described in the Bylaws a written notice containing the information specified in the Bylaws, and (c) was a stockholder of record at the time the notice was delivered to the Secretary.  For a stockholder proposal to be properly brought before an annual meeting of stockholders, including the nomination of persons for election to our Board of Directors and for consideration by our nominating and governance committee, notice of such proposal generally must be received by our Secretary not less than 60 days nor more than 90 days prior to the first anniversary of the proxy statement for the preceding year’s annual meeting.  However, in the event that the date of the annual meeting is advanced by more than 20 days or delayed by more than seventy 70 days from such anniversary date, notice of a stockholder proposal must be received by our Secretary not earlier than 90 days and not later than the later of 45 days prior to the annual meeting or 10 days following the day on which we first publicly announce the date of the annual meeting.  On April 14, 2008, we issued a press release announcing that the 2008 Annual Meeting has been advanced by more than 20 days to June 24, 2008. Accordingly, notice of stockholder proposals submitted pursuant to our Bylaws will be considered untimely and not proper for action at the 2008 Annual Meeting if received by us after May 29, 2008.

For each stockholder proposal to be properly submitted pursuant to our Bylaws, the stockholder must provide us with: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on our books, and of such beneficial owner and (ii) the class and number of shares which are owned beneficially and of record by such stockholder and such beneficial owner.

In addition, any proposal submitted by a stockholder pursuant to Rule 14a-8 of the Exchange Act for inclusion in our proxy materials for presentation at the 2008 Annual Meeting of stockholders must be received by us at our executive offices at 1660 Walt Whitman Road, Suite 105, Melville, New York 11747, Attention: Mr. Stephen A. Maggio, Secretary, on or prior to April 25, 2008.

Any stockholder who intends to present a proposal at the annual meeting in fiscal 2009, or include a proposal in the proxy statement for fiscal 2009, must deliver the proposal to our Secretary at 1660 Walt Whitman Road, Suite 105, Melville, New York 11747:

•	not later than February 2, 2009, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Exchange Act; or

•	not later than February 28, 2009, if the proposal is submitted other than pursuant to Rule 14a-8, in which case we are not required to include the proposal in our proxy materials.

2007 Annual Report

We filed our annual report on Form 10-K for the fiscal year ended December 31, 2007 with the SEC on March 17, 2008. A copy of our 2007 Annual Report on Form 10-K is included with these proxy materials, which are being mailed to you.  Additional copies of our 2007 Annual Report on Form 10-K may be obtained without charge by writing to: Allion Healthcare, Inc., 1660 Walt Whitman Road, Suite 105, Melville, New York 11747, Attention: Mr. Stephen A. Maggio, Secretary; by accessing the “Investor Relations” section of our website at www.allionhealthcare.com; or by accessing the SEC’s EDGAR database at www.sec.gov.

Additional Information

We have adopted a process called “householding” for mailing our annual report and Proxy Statement in order to reduce printing costs and postage fees.  Householding means that stockholders who share the same last name and address will receive only one copy of the annual report and Proxy Statement, unless we receive contrary instructions from any stockholder at that address.  We will continue to mail a proxy card to each stockholder of record.

If you prefer to receive multiple copies of our annual report and Proxy Statement at the same address, or if you are currently receiving multiple copies of our annual report and Proxy Statement at the same address and you prefer to receive only one copy, we will provide additional copies to you promptly upon request. If you are a stockholder of record, please contact Stephen A. Maggio, Secretary, Allion Healthcare, Inc., at 1660 Walt Whitman Road, Suite 105, Melville, New York 11747, or at telephone number (631) 547-6520.  Eligible stockholders of record receiving multiple copies of the annual report and Proxy Statement can request householding by contacting us in the same manner.

If you are a beneficial owner, you may request additional copies of our annual report and Proxy Statement or you may request householding by contacting your broker, bank or nominee.

APPENDIX A

SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
ALLION HEALTHCARE, INC.

ALLION HEALTHCARE, INC., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.           The name of the Corporation is ALLION HEALTHCARE, INC. The Corporation was originally incorporated under the name The Care Group, Inc. The Corporation filed its original Certification of Incorporation with the Secretary of State of the State of Delaware on February 3, 1989.

2.           This Second Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

3.           The Amended and Restated Certificate of Incorporation of the Corporation is amended and restated and shall read in its entirety as follows:

ARTICLE I

The name of the Corporation is Allion Healthcare, Inc.

ARTICLE II

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

ARTICLE III

The registered office of the Corporation in Delaware is 2711 Centerville Road, Suite 400, New Castle County, Wilmington, Delaware 19808, and the name of its registered agent is The Corporation Service Company.

ARTICLE IV

4.1           The total number of shares of capital stock which the Corporation shall have authority to issue is one hundred million (100,000,000) shares, consisting of eighty million (80,000,000) shares of Common Stock, par value $.001 per share (the “Common Stock”), and twenty million (20,000,000) shares of Preferred Stock, par value $.001 per share (the “Preferred Stock”).

4.2           Subject to the terms contained in this Second Amended and Restated Certificate of Incorporation, Preferred Stock may be issued from time to time (1) in one or more series, with such distinctive serial designations; and (2) may have such voting powers, full or limited, or may be without voting powers; and (3) may be subject to redemption at such time or times and at such prices; and (4) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions, and at such times and payable in preference to, or in such rate or rates, on such conditions, and at such times and payable in preference to, or in such relation to, the dividends payable on any other class or classes or assets of the Corporation; and (5) may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation, at such price or prices or at such rates of exchange, and with such adjustments; and (6) shall have such other relative, participating, optional and other special rights and qualifications, limitations or restrictions thereof, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such Preferred Stock from time to time adopted by the Board of Directors of the Corporation (the “Board”) pursuant to authority to do so which is hereby expressly vested in the Board.

ARTICLE V

The Board, which shall initially consist of three (3) members, is expressly authorized to adopt, amend or repeal By-laws, subject to the reserved power of the stockholders to amend and repeal any By-laws adopted by the Board.

ARTICLE VI

Unless and except to the extent that the By-laws shall so require, the election of directors of the Corporation need not be by written ballot.

ARTICLE VII

The Corporation will not issue nonvoting equity securities to the extent that such issuance is prohibited by Section 1123 of the Bankruptcy Code as in effect on the effective date of the bankruptcy, provided, however, that this Article VII (a) shall have no further force and effect beyond that required under Section 1123 of the Bankruptcy Code, (b) will have such force and effect, if any, only for as long as such section is in effect and applicable to the Corporation, and (c) in all events, may be amended or eliminated in accordance with applicable law as from time to time in effect.

ARTICLE VIII

Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under Section 291 of Title 8 of the Delaware code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directors.  If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement, and to any reorganization of the Corporation as a consequence of such compromise or arrangement, and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all of the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

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ARTICLE IX

No person who is or was a director of the Corporation shall be personally liable to the Corporation for monetary damages for breach of the fiduciary duty as a director unless, and only to the extent that, such directors is liable (i) for any breach of the director’s duty of loyalty to the Corporation or its shareholders (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or any amendment thereto or successor provisions thereto, or (iv) for any transaction for which the director derived an improper personal benefit.  No amendment to, repeal or adoption of any provision of the Amended and Restated Certificate of Incorporation inconsistent with this article shall apply to or have any effect on the liability of any director of the Corporation for or which respect to any acts or omissions of such director occurring prior to such amendment repeal, or adoption of an inconsistent provision.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Michael P. Moran, its Chairman of the Board, Chief Executive Officer, and President as of this ___ day of ________________, ______.

By:  ______________________________
Michael P. Moran
Chairman of the Board, Chief ExecutiveOfficer, and President

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CERTIFICATE OF DESIGNATION OF

SERIES A-1 PREFERRED STOCK

OF

ALLION HEALTHCARE, INC.

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

Allion Healthcare, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “General Corporation Law”), hereby certifies that, pursuant to (i) the authority conferred upon the board of directors (the “Board of Directors”) by the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) and (ii) the provisions of Section 151 of the General Corporation Law, the Board of Directors duly adopted a resolution on March 13, 2008, which resolution is as follows:

RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by the Certificate of Incorporation, the Board of Directors does hereby create a series of the presently authorized shares of Preferred Stock of the Corporation.  The shares of such series shall be designated “Series A-1 Preferred Stock” and shall have a par value of $0.001 per share.  The designations, preferences and other rights of Series A-1 Preferred Stock authorized hereunder and the qualifications, limitations and restrictions of such preferences and rights are as follows:

1.           Designation and Number.  A series of Preferred Stock of the Corporation, designated “Series A-1 Preferred Stock,” is hereby established.  The number of shares of Series A-1 Preferred Stock authorized shall be Ten Million (10,000,000).

2.           Dividend Provisions.

(a) The holders of shares of Series A-1 Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefore, at a rate per share of 18% per annum of the Original Issue Price (as defined in Section 3(a) below); provided, however, that no dividends shall be paid, whether accrued or not accrued, in the event that the Series A-1 Preferred Stock converts into shares of the Corporation’s $0.001 par value Common Stock (“Common Stock”).  Subject to the foregoing, dividends shall accrue until a Liquidation Event (as defined below).  The Corporation shall not be obligated to pay holders of Series A-1 Preferred Stock any interest or sum of money in lieu of interest on any dividend accrued but not yet paid to the holders of Series A-1 Preferred Stock.

(b) No dividends (other than, subject to Section 7 of this Certificate of Designation, those payable solely in the Common Stock of the Corporation) shall be paid on any shares of Common Stock of the Corporation (or junior series of preferred stock, if any) during any fiscal year of the Corporation until dividends on the Series A-1 Preferred Stock shall have been paid during that fiscal year and any prior years in which dividends have accrued but remain unpaid.  Following any such payment or declaration, the holders of any shares of Common Stock shall be entitled to receive dividends, payable out of funds legally available therefore, when, as and if declared by the Board of Directors, subject to the provisions of Section 7 this Certificate of Designation.

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3.           Liquidation Preference.

(a) In the event of any Liquidation Event (as defined in Section 3(c) below), either voluntary or involuntary, the holders of each share of Series A-1 Preferred Stock shall be entitled to receive prior and in preference to any distribution of the proceeds of such Liquidation Event (the “Proceeds”) to the holders of Common Stock (or junior series of preferred stock, if any) by reason of their ownership thereof, an amount per share equal to the greater of (i) the sum of the applicable Original Issue Price (as defined below) for such shares of Series A-1 Preferred Stock, plus accrued but unpaid dividends on such shares, or (ii) the sum of the amount that would be payable for such shares of Series A-1 Preferred Stock as if such holder’s shares of Series A-1  Preferred Stock had been converted to Common Stock immediately prior to the Liquidation Event.  If, upon a distribution pursuant to subsection (a)(i), the Proceeds thus distributed among the holders of the Series A-1 Preferred Stock shall be insufficient to permit payment to such holders of the full aforesaid preferential amounts, then the entire Proceeds legally available for distribution shall be distributed equally and ratably among the holders of the Series A-1  Preferred Stock in proportion to the full preferential amount that each such holder is otherwise entitled to receive under subsection (a)(i).  “Original Issue Price” shall mean $5.50 per share for each share of the Series A-1 Preferred Stock (as adjusted equitably for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to such series of Preferred Stock).

(b) Upon completion of the distribution described in subsection (a)(i) of this Section 3, all of the remaining Proceeds available for distribution to stockholders shall be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock held by each.

        (c)   (i)    A “Liquidation Event” shall include a transaction or series of related transactions that result in (A) the closing of the sale, transfer or other disposition of all or substantially all of the Corporation’s assets, (B) the consummation of a merger or consolidation of the Corporation with or into another entity (except a merger or consolidation in which the holders of capital stock of the Corporation immediately prior to such merger or consolidation continue to hold at least 50% of the voting power of the capital stock of the Corporation or the surviving or acquiring entity), (C) the sale or transfer in one or in a series of related transactions of 50% or more of the capital stock of the Corporation to any holder or group of related holders, excluding the transactions pursuant to which this Series A-1 Preferred Stock is issued, or (D) the liquidation, dissolution or winding up of the Corporation.  The treatment of any particular transaction or series of related transactions as a Liquidation Event may be waived by the vote or written consent of the holders of at least fifty-one percent (51%) of the outstanding Series A-1 Preferred Stock.

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(ii)           Upon any Liquidation Event, if the Proceeds include items other than cash, the value of such items will be their fair market value as determined in good faith by a nationally recognized appraisal firm selected by the holders of a majority of the outstanding shares of Series A-1  Preferred Stock and reasonably acceptable to the Board of Directors of the Corporation (the fees paid to such appraisal firm shall be borne by the Corporation), provided that any securities shall be valued as follows:

(A)
If traded on a securities exchange or through the Nasdaq National Market or another national securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the ten (10) trading-day period ending one (1) trading day prior to the closing of the Liquidation Event;

(B)
If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the ten (10) trading-day period ending one (1) trading day prior to the closing of the Liquidation Event;

(C)
If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by a nationally-recognized appraisal firm selected by the holders of a majority of the outstanding shares of Series A-1 Preferred Stock and reasonably acceptable to the Board of Directors of the Corporation (the fees paid to such appraisal firm shall be borne by the Corporation); and

(D)
The foregoing methods for valuing non-cash consideration to be distributed in connection with a Liquidation Event may be superceded by any determination of such value set forth in the definitive agreements governing such Liquidation Event.

(iii)           The Corporation shall give each holder of record of Series A-1 Preferred Stock written notice of such impending Liquidation Event not later than thirty (30) days prior to the stockholders’ meeting called to approve such transaction, or thirty (30) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders of the final approval of such transaction.  The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and the Corporation shall thereafter give such holders reasonable notice of any material changes.  The transaction shall in no event take place sooner than thirty (30) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, subject to compliance with the General Corporation Law such periods may be shortened or waived upon the written consent of the holders of Series A-1  Preferred Stock that represent at least fifty-one percent (51%) of the outstanding shares of such Series A-1 Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis).

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4.           Redemption.  The shares of Series A-1 Preferred Stock shall not be redeemable.

5.           Conversion.  The Series A-1 Preferred Stock shall convert in accordance with the provisions of this Section 5.

(a) Conversion Ratio.  Each share of Series A-1 Preferred Stock shall convert on the Stockholder Approval Date (as defined below) into such number of duly and validly issued, fully paid and nonassessable shares of Common Stock as is determined by the Conversion Ratio (as defined below) applicable on the Stockholder Approval Date.   “Conversion Ratio” means one (1) share of Common Stock for one (1) share of Series A-1 Preferred Stock, or as such Conversion Ratio may be adjusted in accordance with the provisions of this Section 5.  “Stockholder Approval Date” means the date of approval by the holders of Common Stock of the conversion set forth herein, and such approval shall be in accordance with applicable law and the rules and regulations of any securities exchange on which the Common Stock of the Corporation is then listed.

(b) Automatic Conversion.  All shares of Series A-1 Preferred Stock shall automatically convert into shares of Common Stock on the Stockholder Approval Date at the applicable Conversion Ratio (the “Automatic Conversion”).  Upon the Automatic Conversion, any holder of Series A-1 Preferred Stock shall thereafter surrender its certificate(s) representing shares of Series A-1 Preferred Stock at the principal executive office of the Corporation and the Corporation shall promptly issue a new certificate for the number of shares of Common Stock to which such holder is entitled.  Failure of any holder to effect the exchange of its certificate representing shares of Series A-1 Preferred Stock for a certificate representing shares of Common Stock shall not affect the Automatic Conversion of such holder’s shares of Series A-1 Preferred Stock into shares of Common Stock.

(c) Conversion Ratio Adjustments of Series A-1 Preferred Stock for Certain Splits and Combinations.  The Conversion Ratio of the Series A-1 Preferred Stock shall be subject to adjustment from time to time as follows:

(i)           In the event the Corporation should at any time or from time to time after the date hereof fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Ratio shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series A-1 Preferred Stock shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

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(ii)           If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Ratio shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

(d) Other Distributions.  In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 5(c)(i), then, in each such case for the purpose of this subsection 5(d), the holders of Series A-1  Preferred Stock shall be entitled upon conversion thereof to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series A-1 Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

(e) Recapitalizations.  If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 5 or in Section 3), provision shall be made so that the holders of the Series A-1 Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A-1 Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization.  In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Series A-1 Preferred Stock after the recapitalization to the end that the provisions of this Section 5 (including adjustment of the Conversion Ratio then in effect) shall be applicable after that event as nearly equivalently as may be practicable.

(f) No Impairment.  The Corporation will not by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be reasonably appropriate in order to protect the rights of the holders of the Series A-1 Preferred Stock under this Section 5 against impairment.

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(g) No Fractional Shares; Certificate as to Adjustments.

(i) No fractional shares shall be issued upon the conversion of any share or shares of the Series A-1 Preferred Stock, and the aggregate number of shares of Common Stock to be issued upon such conversion to particular stockholders shall be rounded down to the nearest whole share.  The Corporation shall pay in cash the fair market value of any fractional shares as of the time when entitlement to receive such fractions is determined.  Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series A-1 Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such conversion.

(ii) Upon the occurrence of each adjustment or readjustment of the Conversion Ratio of Series A-1 Preferred Stock pursuant to this Section 5, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A-1 Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.  The Corporation shall, upon the written request at any time of any holder of Series A-1 Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment or readjustment, (B) the Conversion Ratio for such series of Series A-1  Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property that on the date of such certificate would be received upon the conversion of a share of Series A-1 Preferred Stock.

(h) Notices of Record Date.  In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, the Corporation shall mail to each holder of Series A-1 Preferred Stock, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution, and the amount and character of such dividend or distribution.

(i) Reservation of Stock Issuable Upon Conversion.  The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A-1 Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A-1 Preferred Stock.

(j) Notices.  Any notice required by the provisions of this Section 5 to be given to the holders of shares of Series A-1 Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his or her address appearing on the books of the Corporation.

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6.           Voting Rights.  Except as required by law or as set forth herein, the holders of Series A-1 Preferred Stock shall have no voting rights.

7.           Protective Provisions.  The Corporation shall not (by amendment, merger, consolidation or otherwise and either directly or through a subsidiary) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least fifty-one percent (51%) of the then outstanding shares of Series A-1 Preferred Stock:

(a) alter or change the rights, preferences or privileges of the shares of Series A-1  Preferred Stock;

(b) increase or decrease (other than by conversion) the total number of authorized or issued shares of Series A-1 Preferred Stock;

(c) authorize or issue, or obligate itself to issue, any equity security (including any other security convertible into or exercisable for any such equity security) having a preference over or on parity with the Series A-1 Preferred Stock with respect to dividends or liquidation;

(d) amend the Corporation’s Certificate of Incorporation or Bylaws in a manner that is detrimental to the rights of the holders of Series A-1 Preferred Stock;

(e) redeem, purchase or otherwise acquire any shares of Common Stock or any series of preferred stock other than the Series A-1 Preferred Stock, if any;

(f) declare, make or pay any distribution or dividend with respect to the Common Stock or any series of preferred stock other than the Series A-1 Preferred Stock, if any; or

(g) enter into any agreement or commitment or otherwise become bound or obligated to do or perform any of the foregoing actions.

8.           Status of Converted Stock.  Any shares of Series A-1 Preferred Stock that shall at any time have been converted shall resume the status of authorized but unissued shares of Preferred Stock, without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors.

[Signatures on Following Page]

7

IN WITNESS WHEREOF, Allion Healthcare, Inc. has caused this Certificate of Designation of Series A-1 Preferred Stock to be signed by Michael P. Moran, its Chief Executive Officer, this __ day of _________, _____.

            ALLION HEALTHCARE, INC.

            By: ________________________
            Michael P. Moran
            Chief Executive Officer

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▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

ALLION HEALTHCARE, INC.

ANNUAL MEETING OF STOCKHOLDERS, JUNE 24, 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
ALLION HEALTHCARE, INC. AND MAY BE REVOKED BY THE STOCKHOLDER PRIOR
TO ITS EXERCISE

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on June 24, 2008 and the Proxy Statement, and appoints Michael P. Moran and Stephen A. Maggio, or either of them, the proxy of the undersigned, with full power of substitution, to vote all shares of common stock of Allion Healthcare, Inc. that the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the 2008 Annual Meeting of Stockholders to be held at the Hilton Huntington, 598 Broadhollow Road, Melville, New York 11747, on June 24, 2008 at 8:00 a.m., Eastern Daylight Time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

1.	TO ELECT DIRECTORS TO SERVE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR SUCCESSORS HAVE BEEN ELECTED AND QUALIFIED.	Please mark your votes like this	☒
FOR all nominees listed below (except as marked to the contrary below). ☐	WITHHOLD AUTHORITY to vote for all the nominees listed below ☐	2.	To Approve the Issuance of Common Stock upon the Conversion of Series A-1 Preferred Stock	FOR ☐	AGAINST ☐	ABSTAIN ☐
Nominees: Gary P. Carpenter, Russell J. Fichera, Michael P. Moran, William R. Miller, IV, Kevin D. Stepanuk, Harvey Z. Werblowsky	3.	To Approve and Adopt the Second Amended and Restated Certificate of Incorporation	FOR ☐	AGAINST ☐	ABSTAIN ☐
TO WITHHOLD AUTHORITY TO VOTE for any nominee or nominees, write the name of such nominee or nominees belows:	4.	To Grant Discretionary Authority to Adjourn the Annual Meeting, if Necessary or Appropriate, to Solicit Additional Proxies in Favor of Proposals 2 and 3.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Label Area 4” x 1 1/2”
     This Proxy, when properly executed, will be voted as specified above. If no specification is made, this Proxy will be voted FOR the election of the nominees listed above in Proposal 1, FOR the approval of the issuance of common stock upon the conversion of Series A-1 Preferred Stock, FOR the approval and adoption of the Second Amended and Restated Certificate of Incorporation, and FOR the grant of discretionary authority to adjourn the Annual Meeting to solicit additional proxies.

If any other matters properly come before the meeting that are not specifically set forth on the Proxy and in the Proxy Statement, it is intended that the persons voting the proxies will vote in accordance with their best judgment.

☐	To change your address please mark this box and indicate new address below.

        COMPANY ID:

                                      PROXY NUMBER:

                                                      ACCOUNT NUMBER:

Signature: _______________________________________________ Signature (if held jointly): ___________________________________________ Date:                    , 2008.

Please sign your name exactly as it appears hereon. If acting as an attorney, executor, trustee, or in other representative capacity, sign name and title.